                                                                   EXHIBIT 10(T)


                             AMENDED AND RESTATED
                          REVOLVING CREDIT AGREEMENT

                         DATED AS OF DECEMBER 4, 1998

                                     AMONG

                        AMERICAN DENTAL PARTNERS, INC.,

                           THE LENDERS PARTY HERETO

                                      AND

                              FLEET NATIONAL BANK

                                   AS AGENT

                                      AND

                               BANKBOSTON, N.A.

                                  AS CO-AGENT
                                  -----------

                               TABLE OF CONTENTS
                               -----------------

                                                                                          PAGE
Section 1.   Definitions                                                            1
             1.1    Certain Definitions                                                    1
             1.2    Accounting Terms                                                      13
             1.3    Rules of Interpretation                                               13

Section 2.   Revolving Credit Loans; Letters of Credit                                    14
             2.1    Amount                                                                14
             2.2    Revolving Credit Note                                                 14
             2.3    Lending Office                                                        14
             2.4    Requests For Revolving Credit Loans                                   14
             2.5    Letters of Credit                                                     14
             2.6    Maturity of Revolving Credit Loans                                    16
             2.7    Termination or Reduction of Commitment                                16
             2.8    Several Obligations                                                   17

Section 3.   [Intentionally Omitted]                                                      17

Section 4.   Interest Rates; Fees; Payments                                               17
             4.1    Interest Rates                                                        17
             4.2    Commitment Fee                                                        18
             4.3    Letter of Credit Fees                                                 18
             4.4    Certain Notices                                                       19
             4.5    Non-Receipt of Funds by the Agent                                     19
             4.6    Sharing of Payment; Waiver of Enforcement Without Consent,
                    Etc                                                                   20
             4.7    Minimum and Maximum Amounts                                           21
             4.8    Computations                                                          21
             4.9    Manner and Place of Payment                                           21
             4.10   Pro Rata Treatment.                                                   22
             4.11   Payments Due on Days Other than Banking Days                          22
             4.12   Additional Costs                                                      22
             4.13   Limitation on Types of Loans                                          24
             4.14   Illegality                                                            24
             4.15   Substitute Prime Rate Loans                                           24
             4.16   Compensation.                                                         24
             4.18   Optional Prepayments                                                  26
             4.19   Mandatory Prepayments                                                 26

Section 5.   Security.                                                                    26
             5.1    Security Interests                                                    26

Section 6.   Conditions Precedent                                                         27
             6.1    Conditions to all Loans and Letters of Credit                         27

Section 7.   Representations and Warranties                                               29
             7.1    Corporate Status                                                      29
             7.2    No Violation                                                          29
             7.3    Corporate Power and Authority                                         30
             7.4    Enforceability                                                        30
             7.5    Consents or Approvals                                                 30
             7.6    Financial Statements                                                  30
             7.7    No Material Change                                                    31
             7.8    Litigation                                                            31
             7.9    Compliance with Other Instruments; Compliance with Law                31
             7.10   Subsidiaries                                                          31
             7.11   Investment Company Status; Limits on Ability to Incur
                    Indebtedness                                                          31
             7.12   Title to Property                                                     32
             7.13   ERISA                                                                 32
             7.14   Taxes                                                                 32
             7.15   Environmental Matters                                                 32
             7.16   Intellectual Property                                                 33
             7.17   Level of Borrowing                                                    33
             7.18   Malpractice Insurance                                                 33
             7.19   Year 2000 Risk                                                        33
             7.20   Disclosure.                                                           34

Section 8.   Affirmative Covenants                                                        34
             8.1    Use of Proceeds.                                                      34
             8.2    Conduct of Business; Maintenance of Existence.                        34
             8.3    Compliance with Laws                                                  34
             8.4    Insurance                                                             34
             8.5    Financial Statements, Etc.                                            35
             8.6    Notice of Default.                                                    36
             8.7    Environmental Matters                                                 37
             8.8    Taxes and Other Liens                                                 38
             8.9    ERISA Information                                                     38
             8.10   Inspection                                                            38
             8.11   Certain Obligations Respecting Subsidiaries                           38
             8.12   Further Assurances                                                    39

Section 9.   Negative Covenants                                                           39
             9.1    Transactions with Affiliates                                          40
             9.2    Consolidation, Merger or Acquisition                                  40
             9.3    Disposition of Assets                                                 41
             9.4    Indebtedness                                                          41
             9.5    Guarantees                                                            42
             9.6    Liens                                                                 42
             9.7    Restricted Payments                                                   43
             9.8    Investments                                                           43
             9.9    ERISA                                                                 44
             9.10   Fiscal Year                                                           44

Section 10.    Financial Covenants                                                        44
               10.1  Debt Coverage                                                        45
               10.2  Fixed Charges Coverage                                               45
               10.3  Minimum Net Worth.                                                   45

Section 11.    Events of Default                                                          45
               11.1  Events of Default                                                    45
               11.2  Remedies Upon an Event of Default                                    47

Section 12.    The Agent And The Co-Agent                                                 47
               12.1  Appointment, Powers and Immunities                                   47
               12.2  Reliance                                                             48
               12.3  Defaults                                                             49
               12.4  Rights as a Lender.                                                  49
               12.5  Events                                                               49
               12.6  Non-Reliance on Agent or the Co-Agent and Other Lenders.             50
               12.7  Failure to Act                                                       50
               12.8  Removal of Agent or Co-Agent.                                        50
               12.9  Collateral Sub-Agents                                                51

Section 13.    General.                                                                   51
               13.1  Amendments, Etc.                                                     51
               13.2  Notices, Etc.                                                        51
               13.3  No Waiver; Remedies                                                  52
               13.4  Right of Set-off                                                     52
               13.5  Expenses; Indemnification                                            52
               13.6  Successors and Assigns.                                              53
               13.7  Severability.                                                        55
               13.8  Governing Law                                                        55
               13.9  Waiver Of Jury Trial.                                                55
               13.10 Venue, Consent To Service Of Process.                                56
               13.11 Additional Lenders.                                                  56
               13.12 Pledge.                                                              56
               13.13 Headings                                                             57
               13.14 Counterparts.                                                        57
               13.15 Confidentiality                                                      57
               13.16 Amendment and Restatement.                                           57

EXHIBITS:
--------

A - Revolving Credit Note
B - Security Agreement
C - Subsidiary Security Agreement
D - Stock Pledge Agreement
E - Subsidiary Guaranty
F - Compliance Certificate
G - Assignment and Joinder Agreement

SCHEDULES:
---------

A -    Disclosure Schedule
1 -    Applicable Margin and Commitment Fees
2 -    Commitments of the Lenders

                AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT


     THIS AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of December 4, 1998, by and among AMERICAN DENTAL PARTNERS, INC., a Delaware corporation (the "Borrower"), having its principal place of business and chief executive
      --------
offices at 301 Edgewater Place, Suite 320, Wakefield, Massachusetts 01880; FLEET NATIONAL BANK, a national banking association, with its principal place of business at Fleet Center, One Federal Street, Boston, Massachusetts 02110 (together with its successors, "Fleet"); each other lender which may from time
                                -----
to time become a signatory hereto (individually, together with its successors as well as Fleet, a "Lender" and collectively, together with their respective
                  ------
successors, the "Lenders"); Fleet, as agent for the Lenders (in such capacity,
                 -------
together with its successors in such capacity, the "Agent"); and BANKBOSTON,
                                                    -----
N.A. as co-agent for the Lenders (in such capacity, together with its successors in such capacity, the "Co-Agent")
                       --------

     WHEREAS, the Borrower and Fleet are parties to a Revolving Credit Agreement dated as of April 24, 1997 (as amended, modified or supplemented from time to time, the "Original Credit Agreement");
           -------------------------

     WHEREAS, the Borrower and Fleet desire to amend and restate the Original Credit Agreement in its entirety in order to amend and modify certain terms and provisions of the Original Credit Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Definitions.

     Certain Definitions.  The following terms are used herein with the meanings
     -------------------
assigned to them below:

     "Accountants" shall mean KPMG Peat Marwick LLP, or another of the so-called
      -----------
"big five" accounting firms or, subject to the prior approval of the Majority Lenders, other certified public accountants selected by the Borrower.

     "Additional Costs" shall have the meaning set forth in Section 4.12.
      ----------------

     "Adjusted EBITDA" shall mean an amount equal to  (i) EBITDA of the Borrower
      ---------------
for the twelve month period then ended less (ii) EBITDA for each Acquired
                                       ----
Company for such fiscal period plus (iii) EBITDA for each Acquired Company on a
                               ----
pro forma basis for the twelve months preceding the end of such fiscal period, provided, however, that the EBITDA for Acquired Companies may be adjusted, for
--------  -------
certain identified one-time savings.

     "Affiliate" shall mean, with respect to any specified Person (the
      ---------
"specified person"), any Person directly or indirectly controlling, controlled
 ----------------
by or under direct or indirect common control with, the specified person and, without limiting the generality of the foregoing, includes (i) any director, officer or, in the case of a limited liability company, manager of the specified person or any Affiliate of the specified person, (ii) any such director's, officer's or manager's parent, spouse, child or child's spouse (a "relative"),
(iii) any group acting in concert, of one or more such directors, officers, managers, relatives or any combination thereof (a "group"), (iv) any

Person controlled by any such director, officer, manager, relative or group in which any such director, officer, manager, relative or group beneficially owns or holds 10% or more of any class of voting securities or a 10% or greater equity or profits interest and (v) any Person or group which beneficially owns or holds 10% or more of any class of voting securities or membership interests or a 10% or greater equity or profits interest in the specified person. For the purposes of this definition, the term "control" when used with respect to any specified person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such specified person, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" shall mean this Amended and Restated Revolving Credit
      ---------
Agreement.

     "Applicable Lending Office" means, for each Lender and for each Type of
      -------------------------
Loan, the Lending Office of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on Schedule 3 hereof or such other office of
                                    ----------
such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower as the office by which its Loans of such Type are to be made.

     "Applicable Margin" shall mean, in respect of any Type of Loan, the amount
      -----------------
for such Type of Loan determined pursuant to Schedule 1 attached hereto, it
                                             ----------
being agreed that any change in the Applicable Margin shall be effective three
(3) days after the date upon which the Agent has received a duly executed and completed Compliance Certificate evidencing the applicable Total Debt/Adjusted EBITDA Ratio.

     "Banking Day" shall mean any day on which commercial banks settle payments
      -----------
in New York or London with respect to any payment obligation which is a LIBOR Loan or New York with respect to any other payment obligation, excluding Saturday and Sunday and excluding any other day which in The Commonwealth of Massachusetts is a legal holiday or a day on which banking institutions are authorized by law to close.

     "Borrower Group Property" shall mean any real property owned, occupied, or
      -----------------------
operated by the Borrower or any of its Subsidiaries.

     "Capital Expenditures" shall mean all expenditures for fixed assets made by
      --------------------
the Borrower or any of its Subsidiaries which are capitalized, including expenditures related to a Capital Lease, but excluding all expenditures incurred in connection with any Permitted Acquisition.

     "Capital Lease" shall mean, as to any Person, any lease which is
      -------------
capitalized on the balance sheet of such Person in accordance with GAAP.

     "Capital Lease Obligations" shall mean, as to any Person, the amount of the
      -------------------------
obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are classified and accounted for as a capital lease on a balance sheet of such Person in accordance with GAAP (including Statement of Financial Accounting Standards No. 13, as amended, of the Financial Accounting Standards Board).

     "Closing Date" shall mean the first date on which the conditions set forth
      ------------
in Section 6.1 have been satisfied and any Loans are to be made or any Letters of Credit are to be issued hereunder.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, or any
      ----
successor statute.

     "Collateral" shall have the meaning given that term in the Security
      ----------
Agreement

     "Commitment"  In relation to any particular Lender, the maximum dollar
      ----------
amount which such Lender has agreed to loan to the Borrower or make available to the Borrower upon the terms and subject to the conditions of this Agreement, initially as set forth on Schedule 2 attached hereto, as such Lender's
                          ----------
Commitment may be modified pursuant hereto and in effect from time to time.
Schedule 2 shall be amended from time to time, with prior notice to the
----------
Borrower, to reflect any changes in the Commitments of the Lenders.

     "Commitment Percentage"  In relation to any particular Lender, the
      ---------------------
percentage which such Lender's Commitment represents of the aggregate Commitments of all the Lenders, initially as set forth on Schedule 2 attached
                                                          ----------
hereto, as such Lender's Commitment Percentage may be modified pursuant hereto and in effect from time to time. Schedule 2 shall be amended from time to time
                                  ----------
to reflect any changes in the Commitment Percentages of the Lenders.

     "Contractual Obligation" shall mean, as to any Person, any provision of any
      ----------------------
security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Controlled Group" shall mean all members of a controlled group of
      ----------------
corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Sections 414(b) or 414(c) of the Code.

     "Default" shall mean any condition or event that constitutes an Event of
      -------
Default or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Deposited Funds" shall have the meaning set forth in Section 4.6.
      ---------------

     "EBITDA" shall mean, for any fiscal period, an amount equal to Net Income
      ------
for such period, plus each of the following (without duplication), to the extent deducted in computing such Net Income: (i) Interest Expense, (ii) taxes accrued, (iii) depreciation, and (iv) amortization of goodwill and other intangibles.

     "Environmental Laws" shall mean all federal, state, local and foreign laws,
      ------------------
and all regulations, notices or demand letters issued, promulgated or entered thereunder, relating to pollution or protection of the environment and to occupational health and safety, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or Hazardous Substances into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or Hazardous Substances.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
amended, or any successor statutes.

     "Event of Default" has the meaning set forth in Section 11.1.
      ----------------

     "Excluded Property" shall mean (i) any property of the Borrower or its
      -----------------
Subsidiaries the purchase price of which was, or in the future may be, financed with Indebtedness permitted by Sections 9.4(b), 9.4(c), 9.4(e), or 9.4(f) and
(ii) real property of the Borrower or its Subsidiaries the purchase price of which was financed with Indebtedness listed on Schedule A or assumed by the Borrower in connection with a Permitted Acquisition and (iii) leasehold interests in any real property.

     "Extension of Credit" shall mean the making of any Loan or the issuance of
      -------------------
any Letter of Credit.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded
      ------------------
upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Banking Day next succeeding such day, provided that (a) if such day is not a Banking Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Banking Day as so published on the next succeeding Banking Day, and (b) if no such rate is so published on such next succeeding Banking Day, the Federal Funds Rate for such day shall be the average rate charged to Fleet on such day on such transactions as determined by the Agent.

     "Financial Statement Date" shall mean December 31, 1997.
      ------------------------

     "Fixed Charges" shall mean, for any fiscal period, the sum of (i) the
      -------------
amount of the scheduled installments of principal payable in respect of Indebtedness of the Borrower and its Subsidiaries during such period, plus (ii)
                                                                      ----
Interest Expense for such period, plus (iii) the tax provision of the Borrower
                                  ----
and its Subsidiaries paid or required to be paid in cash for such period, plus
                                                                          ----
(iv) Maintenance Capital Expenditures made by the Borrower and its Subsidiaries during such period, plus (v) Rental Payments, plus (vi) distributions to
                    ----                      ----
stockholders permitted by the Agreement.

     "Fleet" means Fleet National Bank and its successors.
      -----

     "Funding Standard Controlled Group" shall mean all members of a controlled
      ---------------------------------
group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

     "GAAP" shall mean accounting principles generally accepted in the United
      ----
States applied on a consistent basis.

     "Governmental Approval" shall mean any authorization, consent, order,
      ---------------------
approval, license, lease, ruling, permit, tariff, rate, certification, validation, exemption, filing or registration by or with, or notice to, any Governmental Authority.

     "Governmental Authority" shall mean any federal, state, municipal or other
      ----------------------
governmental department, commission, board, bureau, agency, court, tribunal or other instrumentality, domestic or foreign, and any arbitrator.

     "Guarantee" by any Person shall mean any obligation, contingent or
      ---------
otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall
                                       --------
not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guarantors" shall mean, collectively, PDHC, Ltd., a Minnesota corporation,
      ----------
Texas Dental Partners, Inc., a Texas corporation, American Dental Partners of Louisiana, Inc., a Delaware corporation, Smileage Dental Care, Inc., a Wisconsin corporation, Soster Dental, Inc., a Pennsylvania corporation, American Dental Partners of Wisconsin, Inc., a Delaware corporation, Apple Park Associates, Inc., a Delaware corporation, Orthocare, Ltd., a Minnesota corporation, Innovative Practice Concepts, Inc., an Arizona corporation, Family Care Dental Centers, Inc., a Wisconsin corporation, American Dental Professional Services, Inc., a Delaware corporation, American Dental Partners of Virginia, Inc., a Delaware corporation, and American Dental Partners of Maryland, Inc., a Maryland corporation, any other Person that becomes a party to a Subsidiary Guaranty.

     "Guarantors' Documents" shall mean the Subsidiary Guaranties and the
      ---------------------
Subsidiary Security Agreements.

     "Hazardous Substances" shall mean all hazardous and toxic substances,
      --------------------
wastes or materials, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, urea formaldehyde insulation, radioactive materials, biological substances, PCBs, pesticides, herbicides and any other kind and/or type of pollutants, or contaminates and/or any other similar substances or materials which, because of toxic, flammable, explosive, corrosive, reactive, radioactive or other properties that may be hazardous to human health or the environment, are included under or regulated by any Environmental Laws.

     "Indebtedness" of any Person at any date shall mean, (a) all indebtedness
      ------------
of such Person for borrowed money (excluding current trade liabilities which shall include payables to affiliated dental groups incurred in the ordinary course of business and payable in accordance with customary practices), or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under leases that are treated as capitalized leases in accordance with GAAP, (c) all obligations of such Person in respect of bankers acceptances issued or created for the account of such Person, and all reimbursement obligations (contingent or otherwise) of such Person in respect of any letters of credit issued for the account of such Person to the extent not secured by cash and without duplication of any underlying Indebtedness, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, and (e) without duplication, all Guaranties.

     "Intellectual Property" shall have the meaning specified in Section 7.16.
      ---------------------

     "Interest Expense" shall mean, for any fiscal period, the sum (determined
      ----------------
without duplication) of the aggregate amount of interest required to be paid during such period on Indebtedness of the Borrower and its Subsidiaries (on a consolidated basis), including the interest portion of payments under Capital Lease Obligations.

     "Interest Period" shall mean, with respect to any LIBOR Loan, the period
      ---------------
commencing on the date such LIBOR Loan is made or converted from a Prime Rate Loan or the last day of the next preceding Interest Period with respect to such LIBOR Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Section 4.4, except that each such Interest Period which commences on the last Working Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Working Day of the appropriate subsequent calendar month.

     Notwithstanding the foregoing: (i) no Interest Period may end after the Maturity Date; (ii) each Interest Period which would otherwise end on a day which is not a Working Day shall end on the next succeeding Working Day (or, if such next succeeding Working Day falls in the next succeeding calendar month, on the next preceding Working Day); and (iii) no Interest Period shall have a duration of less than one month and, if the Interest Period therefor would otherwise be a shorter period, such LIBOR Loan shall not be available hereunder.

     "Investments" shall mean, with respect to any Person (the "Investor"), any
      -----------
investment by the Investor in any other Person, whether by means of share purchase, capital contribution, purchase or other acquisition of a partnership or joint venture interest, loan, time deposit, demand deposit or otherwise.

     "Issuing Bank" shall mean Fleet.
      -------------

     "Letter of Credit" shall mean any standby letter of credit issued by the
      ----------------
Issuing Bank for the account of the Borrower as provided in this Agreement.

     "Letter of Credit Usage" shall mean, at any time, the aggregate at such
      ----------------------
time of (a) the maximum amount then available to be drawn under all outstanding Letters of Credit, and (b) all then unreimbursed drawings under any Letters of Credit.

     "LIBOR Lending Office" shall mean, initially, the Agent's office at One
      --------------------
Federal Street, Boston, Massachusetts 02110 and, thereafter, such other office of the Agent as shall be making or maintaining LIBOR Loans.

     "LIBOR Loan" shall mean, at any time, that principal amount of the Loans,
      ----------
the interest on which is determined at such time on the basis of rates referred to in the definition of "LIBOR Rate".

     "LIBOR Rate" shall mean with respect to any Interest Period pertaining to a
      ----------
LIBOR Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to the applicable LIBOR Loan which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two London Banking Days preceding the first day of such LIBOR Loan; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR rate shall be the rate (rounded upwards as described above, if necessary) for deposits in dollars for a period substantially equal to the interest period on the Reuters Page "LIBO" (or such other page as may replace the LIBO page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London time), on the day that is two (2) London Banking Days prior to the beginning of such interest period. "Banking Day" shall mean, in respect of any city, any date on which commercial banks are open for business in that city.

     If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to the applicable LIBOR Loan which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) London Banking Days preceding the first day of such LIBOR Loan as selected by the Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such LIBOR Loan offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that its two London Banking Days preceding the first day of such LIBOR Loan. In the event that Agent is unable to obtain any such quotation as provided above, it will be deemed that LIBOR pursuant to a LIBOR Loan cannot be determined.

     In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Requirement with respect to LIBOR deposits then for any period during which such Reserve Requirement shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Requirement.

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit
      ----
arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any lease that is capitalized in accordance with GAAP, and the filing of a financing statement under the UCC or comparable law of any jurisdiction), together with any renewal or extension thereof.

     "Liquid Investments" means (a) depositary accounts with a Lender; (b)
      ------------------
certificates of deposit issued by a Lender; (c) obligations issued or guaranteed by the United States of America; (d) commercial paper; (e) repurchase obligations entered into with a Lender; and (f) investments in money market or bond funds sponsored or administered by an Affiliate of a Lender.

     "Loans" shall mean the Revolving Credit Loans.
      -----

     "Loan Documents" shall mean, collectively, this Agreement, the Notes, the
      --------------
Security Instruments, the Subsidiary Guaranties, the Subsidiary Security Agreements and all other agreements and instruments that are from time to time executed in connection with this Agreement, as each of such agreements and instruments may be amended, modified or supplemented from time to time.

     "Maintenance Capital Expenditures" shall mean any expenditures for fixed
      --------------------------------
assets made by the Borrower or any of its Subsidiaries which are capitalized and which are necessary to maintain the existing operations of the Borrower and its Subsidiaries on an ongoing basis and incurred during the relevant period.

     "Majority Lenders" shall mean, at any time while no Loans are outstanding,
      ----------------
the Lenders having at least fifty-one percent (51%) of the aggregate amount of the Commitments and, at any time while Loans are outstanding, Lenders holding at least fifty-one percent (51%) of the outstanding aggregate principal amount of the Loans.

     "Material Adverse Effect" shall mean a material adverse effect on (a) the
      -----------------------
business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its

Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under this Agreement, the Notes or any of the other Loan Documents or (c) the validity or enforceability of this Agreement, the Notes or any of the other Loan Documents or the ability of any Significant Subsidiary to perform its obligations under the Subsidiary Guaranty or any of the other Loan Documents to which it is a party, or the rights and remedies of the Agent and the Lenders hereunder or thereunder.

     "Maturity Date" shall mean December 4, 2001.
      -------------

     "Maximum Rate" shall have the meaning set forth in Section 4.1(d).
      ------------

     "Multiemployer Plan" shall mean at any time an employee pension benefit
      ------------------
plan within the meaning of Section 4001(a)(3) of ERISA to which the Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the Controlled Group during such five year period.

     "Net Income" or "Net Loss" for any period in respect of which the amount
      ----------      --------
thereof shall be determined, shall mean the aggregate of the consolidated net income (or net loss) after taxes for such period of the Borrower and its Subsidiaries, determined in accordance with GAAP.

     "Net Worth" shall mean, at any date as of which the amount thereof is to be
      ---------
determined, the stockholders' equity (including preferred stock) of the Borrower and its Subsidiaries as determined in accordance with GAAP, provided that in
                                                            --------
determining Net Worth any preferred stock shall be treated as equity.

     "Notes" shall have the meaning set forth in Section 2.2.
      -----

     "Notice Date" shall have the meaning set forth in Section 12.8.
      -----------

     "Obligations" shall mean all obligations of the Borrower and its
      -----------
Subsidiaries to the Agent and the Lenders of every kind and nature whether such obligations are now existing or hereafter incurred or created, joint or several, direct or indirect, absolute or contingent, due or to become due, matured or unmatured, liquidated or unliquidated, arising by contract, operation of law or otherwise, including, without limitation, (a) all principal of and interest (including, without limitation, any interest which accrued after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower) on any advance to the Borrower under the Notes issued by the Borrower or pursuant to this Agreement; (b) all other amounts (including, without limitation, any fees or expenses) payable by Borrower or the Guarantors under the Loan Documents; (c) all amounts payable to the Issuing Bank in connection with the issuance of any letter of credit by the Issuing Bank for the account of any Borrower or any drawing thereunder, including, without limitation, any reimbursement obligation and letter of credit fees payable under any letter of credit application or reimbursement agreement executed by the Borrower in connection with any such letter of credit; and (d) any renewals, refinancings or extensions of any of the foregoing.

     "Office of the Agent" shall mean the Banking office of the Agent located at
      -------------------
One Federal Street, Boston, MA 02110 or such other location of which the Agent shall notify the Borrower.

     "Payor" shall have the meaning set forth in Section 4.5.
      -----

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity
      ----
succeeding to any or all of its functions under ERISA.

     "Permitted Acquisition" shall have the meaning set forth in Section 9.2.
      ---------------------

     "Permitted Liens" shall have the meaning set forth in Section 9.6.
      ---------------

     "Person" shall mean and include any individual, firm, corporation, trust,
      ------
limited liability company or other unincorporated organization or association or other enterprise or any government or political subdivision, agency, department or instrumentality thereof.

     "Plan" means any employee pension benefit plan which is covered by Title IV
      ----
of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (a) maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

     "Post-Default Rate" shall mean (i) with respect to any LIBOR Loan, the rate
      -----------------
of interest per annum equal to 4% above the interest rate otherwise applicable to such LIBOR Loan at the applicable time, (ii) with respect to any Prime Rate Loan, the rate of interest per annum equal to 4% above the interest rate otherwise applicable to such Prime Rate Loan, and (iii) with respect to any other amount payable by the Borrower under this Agreement which is not paid when due, the rate of interest per annum equal to 4% above the Prime Rate at the applicable time.

     "Prime Rate" shall mean the variable per annum rate of interest so
      ----------
designated from time to time by Fleet as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

     "Prime Rate Loan" means at any time the principal amount of the Loans which
      ---------------
bears interest at the Prime Rate.

     "Regulation D" means Regulation D of the Board of Governors of the Federal
      ------------
Reserve System as the same may be amended or supplemented from time to time.

     "Regulatory Change" means any change on or after the date of this Agreement
      -----------------
in United States federal, state or foreign laws or regulations, including Regulation D, or the adoption or making on or after such date of any interpretations, directives or requests applying to a class of lenders including any of the Lenders of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof (other than changes which affect taxes measured by or imposed on the overall net income of any Lender or of its LIBOR Lending Office by the jurisdiction in which the Lenders has its principal office or LIBOR Lending Office).

     "Reimbursement Obligation" shall mean the  Obligation of the Borrower to
      ------------------------
reimburse the Issuing Bank and the Lenders on account of any drawing under any Letter of Credit as provided in Section 2.5.

     "Rental Payments" means rental payments in respect of operating lease
      ---------------
obligations for facilities of the Borrower and its Subsidiaries.

     "Required Payment" shall have the meaning set forth in Section 4.5.
      ----------------

     "Reserve Requirement" shall mean, for any LIBOR Loans for any Interest
      -------------------
Period therefor, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by the Lenders against "Eurocurrency liabilities" (as such term is used in Regulation D).

     "Responsible Officer" shall mean the President, the Chief Financial Officer
      -------------------
or the Vice President of Financial Operations.

     "Restricted Payment" shall mean, with respect to the Borrower or any
      ------------------
Subsidiary thereof, (a) any dividend or other distribution on any shares of capital stock of the Borrower or such Subsidiary (except dividends payable solely to the Borrower or any Subsidiary), and (b) any payment on account of the purchase, redemption, retirement or acquisition of (i) any shares of the capital stock of the Borrower or a Subsidiary thereof or (ii) any option, warrant, convertible security or other right to acquire shares of the capital stock of the Borrower or a Subsidiary thereof, other than, in either case, payments made solely to the Borrower or such Subsidiary.

     "Revenue" for any period in respect of which the amount thereof shall be
      -------
determined, shall mean the aggregate of the consolidated revenue for such period of the Borrower and its Subsidiaries, determined in accordance with GAAP.

     "Revolving Credit Commitment" shall have the meaning specified in Section
      ---------------------------
2.1.

     "Revolving Credit Loans" shall have the meaning set forth in Section 2.1.
      ----------------------

     "SEC" means the Securities and Exchange Commission.
      ---

     "Security Agreement" shall have the meaning set forth in Section 5.1.
      ------------------

     "Security Instruments" shall mean, collectively, the Security Agreement,
      --------------------
the Subsidiary Security Agreements, the Stock Pledge Agreements and each other instrument or agreement that purports to secure the Obligations of the Borrower to the Lenders.

     "Serrao" shall mean Gregory A. Serrao.
      ------

     "Significant Subsidiary" means a Guarantor which has annualized revenues of
      ----------------------
10% or more of the consolidated revenues of the Borrower and its Subsidiaries. For purposes of this definition, annualized revenues shall be calculated based upon the financial statements prepared for the most recent fiscal quarter of the Person in question.

     "Stated Rate" shall have the meaning set forth in Section 4.1(d).
      -----------

     "Stock Pledge Agreements" shall have the meaning set forth in Section 5.1.
      -----------------------

     "Subordinated Debt" shall mean Indebtedness of the Borrower that is
      -----------------
subordinated to the Indebtedness of the Borrower owing to the Lenders either (a) pursuant to a subordination agreement in the form (with conforming changes to dates, parties and amounts and such other changes which, in the reasonable judgment of the Agent, do not affect in any adverse manner the subordination of such Indebtedness to the Indebtedness of the Borrower owing to the Lenders) of the Subordination Agreement, dated June 1, 1998, entered into by the Borrower in connection with the acquisition by American Dental Partners of Virginia, Inc., a subsidiary of Borrower of substantially all of the assets of Reston Dental Group, P.C. and previously provided to and approved by the Agent, (b) in such form and substance as may be satisfactory to the Majority Lenders between the Borrower (or the Agent) and the holder(s) of such Indebtedness, or (c) pursuant to the terms thereof, where the Majority Lenders have confirmed in writing that such terms are satisfactory to them.

     "Subsidiary" shall mean, with respect to any Person, any corporation or
      ----------
other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

     "Subsidiary Collateral" shall mean the collateral of each Subsidiary
      ---------------------
described in the Subsidiary Security Agreements.

     "Subsidiary Guaranty" shall mean the amended and restated unlimited
      -------------------
guaranty agreement, substantially in the form of Exhibit E hereto, entered into
                                                 ---------
by each Subsidiary of the Borrower (other than a shell acquisition subsidiary with little or no assets).

     "Subsidiary Security Agreements" shall mean, collectively, security
      ------------------------------
agreements, each substantially in the form of Exhibit C hereto, entered into by
                                              ---------
each Subsidiary of the Borrower.

     "Total Debt" shall mean the following (without duplication) with respect to
      ----------
the Borrower and its Subsidiaries: (i) all indebtedness for borrowed money (other than trade liabilities, which shall include payables to affiliated dental groups which are classified as current liabilities on the balance sheet of the Borrower, incurred in the ordinary course of business and payable in accordance with customary practices); (ii) all obligations evidenced by bonds, indentures, notes and similar instruments; (iii) all Capital Lease Obligations; and (iv) all liabilities secured by any Lien on any property owned by the Borrower, regardless of whether such liabilities are non-recourse.

     "Trailing Twelve Month Revenue" shall mean for the twelve-month period
      -----------------------------
ending on the last day of the most recently ended fiscal quarter of the Borrower and its Subsidiaries the sum of (i) Revenue of the Borrower and its Subsidiaries for such period determined in accordance with GAAP plus (ii) revenue of Persons acquired in Permitted Acquisitions consummated during such twelve-month period, determined in accordance with GAAP, that is not otherwise included in clause (i) above.

     "Type" shall mean a Prime Rate Loan or a LIBOR Loan.
      ----

     "UCC" shall mean the Uniform Commercial Code as in effect from time to time
      ---
in The Commonwealth of Massachusetts.

     "Unfunded Liabilities" means, with respect to any Plan, at any time, the
      --------------------
amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Borrower or any member of the Controlled Group to the PBGC or such Plan under Title IV of ERISA.

     "Wholly-owned Subsidiary" shall mean, as to any Person, a Subsidiary of
      -----------------------
such Person all of whose outstanding shares of capital stock are owned directly or indirectly by such Person.

     "Working Day" shall mean any day on which dealings in foreign currencies
      -----------
and exchange between Lenders may be carried on in the place where the LIBOR Lending Office is located and in Boston, Massachusetts.

     Accounting Terms.  Unless otherwise specified herein, all accounting terms
     ----------------
used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be delivered hereunder shall be prepared, in accordance with GAAP; provided that if any change in GAAP in itself
                                   --------
materially affects the calculation of any financial covenant in this Agreement, the Borrower may by notice to the Agent, or the Agent may by notice to the Borrower, require that such covenant thereafter be calculated in accordance with GAAP as in effect, and applied by the Borrower, immediately before such change in GAAP occurs. If such notice is given, the compliance certificates delivered pursuant to Section 8.5(c) after such change occurs shall be accompanied by reconciliations of the difference between the calculation set forth therein and a calculation made in accordance with GAAP as in effect from time to time after such change occurs.

Rules of Interpretation.
-----------------------

     A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented and in effect from time to time in accordance with its terms and the terms of this Agreement.

     The singular includes the plural and the plural includes the singular.

     A reference to any Person includes its permitted successors and permitted assigns.

     The words "include", "includes" and "including" are not limiting.

     The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

     All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in The Commonwealth of Massachusetts, shall have the meanings assigned to them in such Code.

Revolving Credit Loans; Letters of Credit.
-----------------------------------------

     Amount.  Upon the terms and subject to conditions set forth herein, and in
     ------
reliance upon the representations, warranties and covenants of the Borrower herein, the Lenders agree, severally and not jointly, to make loans (each a "Revolving Credit Loan" and collectively the "Revolving Credit Loans") to the
 ---------------------                        ----------------------
Borrower and the Issuing Bank hereby agrees to issue Letters of Credit for the account of the Borrower at the Borrower's request from time to time from and after the Closing Date and prior to the Maturity Date in an aggregate principal amount not to exceed at any one time outstanding the sum of $50,000,000 (the "Revolving Credit Commitment"), as the same may be reduced or terminated
 ---------------------------
pursuant to the provisions hereof, provided that the sum of all outstanding
                                   --------
Revolving Credit Loans and Letter of Credit Usage shall not at any time exceed the Revolving Credit Commitment. Within the foregoing limits and subject to the terms and conditions hereof, the Borrower may request Letters of Credit and may borrow, repay and reborrow Revolving Credit Loans at any time or from time to time until the Maturity Date or the earlier termination of the Revolving Credit Commitment.

     Revolving Credit Note.  The Revolving Credit Loans shall be evidenced by
     ---------------------
separate promissory notes for each Lender, each such note to be in substantially the form attached hereto as Exhibit A, dated as of the Closing Date and
                            ---------
completed with appropriate insertions (each such note being referred to herein as a "Note" and collectively as the "Notes") and shall be payable with interest
      ----                           -----
in accordance with Section 4 below.

     Lending Office.  The Loans of each Type made by each Lender shall be made
     --------------
and maintained at such Lender's Applicable Lending Office for Loans of such Type.

     Requests For Revolving Credit Loans. Whenever the Borrower desires to
     -----------------------------------
obtain a Revolving Credit Loan or to convert an outstanding Revolving Credit Loan from one Type to another, it shall notify the Agent in accordance with the provisions of Section 4.4 below. Not later than 1:00 p.m. Boston time on the
              -----------
date specified for each such borrowing hereunder, each Lender shall, subject to the terms and conditions of this Agreement, make available the amount of the Revolving Credit Loan to be made by it on such date to the Agent at the Office of the Agent, for the account of the Borrower. Subject to the terms and conditions of this Agreement, the amount so received by the Agent shall be made available to the Borrower by wiring the funds to such account as the Borrower shall specify.

Letters of Credit.
-----------------

     The Borrower may use the Revolving Credit Commitment for Letters of Credit to be issued by the Issuing Bank, provided that in each case (a) the Borrower
                                  --------
executes and delivers a letter of credit application and reimbursement agreement reasonably satisfactory to the Issuing Bank and complies with any conditions to the issuance of such Letter of Credit (including payment of any applicable fees); (b) the Issuing Bank has approved the form of such Letter of Credit; (c) the requested Letter of Credit is for a purpose permitted by Section 8.1 hereof;
(d) such Letter of Credit bears an expiration date not later than one year from its date of issuance and not later than the Maturity Date; (e) the conditions set forth in Section 6.1 shall have been satisfied as of the date of the issuance of the Letter of Credit; and (f) both before the issuance of the requested Letter of Credit and after giving effect to the issuance thereof the sum of (i) all outstanding Revolving Credit Loans and Letter of Credit Usage shall not exceed the Revolving Credit Commitment; and (ii) the Letter of Credit Usage shall not exceed $3,000,000.

     Effective upon the issuance of each Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders in respect thereof, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participating interest in such Letter of Credit to the extent of such Lender's Commitment Percentage thereof and each Lender severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default, to the extent of such Lender's Commitment Percentage thereof, to reimburse the Issuing Bank on demand for the amount of each draft paid by the Issuing Bank under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower. Each Lender's obligation to make further Loans to the Borrower shall be reduced by such Lender's Percentage of Letter of Credit Usage.

     In order to induce the Issuing Bank to issue, extend and renew each Letter of Credit, the Borrower hereby agrees to reimburse or pay to the Issuing Bank, for the account of the Issuing Bank or (as the case may be) the Lenders, with respect to each Letter of Credit issued, extended or renewed by the Issuing Bank hereunder, on each date that any draft presented under any Letter of Credit is honored by the Issuing Bank or the Issuing Bank otherwise makes payment with respect thereto, (i) the amount paid by the Issuing Bank under or with respect to such Letter of

Credit, and (ii) the amount of any reasonable and customary fees, charges or other costs and expenses whatsoever incurred by the Issuing Bank or any Lender in connection with any payment made by the Issuing Bank under, or with respect to, such Letter of Credit.

     If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Issuing Bank shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. On the date that such draft is paid or other payment is made by the Issuing Bank, the Issuing Bank shall promptly notify the Lenders of the amount of any unpaid Reimbursement Obligation. All such unpaid Reimbursement Obligations with respect to Letters of Credit shall be deemed to be Prime Rate Loans. No later than 12:00 noon (Boston time) on the Banking Day next following the receipt of such notice, each Lender shall make available to the Agent, at the Agent's head office, in immediately available funds, such Lender's Commitment Percentage of such unpaid Reimbursement Obligation, together with an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the
                                                               -----
amount equal to such Lender's Commitment Percentage of such unpaid Reimbursement Obligation, times (iii) a fraction, the numerator of which is the number of days
            -----
that have elapsed from and including the date the Issuing Bank paid the draft presented for honor or otherwise made payment until the date on which such Lender's Commitment Percentage of such unpaid Reimbursement Obligation shall become immediately available to the Agent, and the denominator of which is 365. The responsibility of the Issuing Bank to the Borrower shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

     The Borrower's Reimbursement Obligations shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any set off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Bank, the Agent, the Lenders or any beneficiary of a Letter of Credit. The Borrower further agrees that the Issuing Bank, the Agent and the Lenders shall not be responsible for, and the Borrower's Reimbursement Obligations shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower, against the beneficiary of any Letter of Credit or any such transferee.

     The Issuing Bank, the Agent and the Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Issuing Bank, the Agent or the Lenders under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrower and shall not result in any liability on the part of the Issuing Bank, the Agent or the Lenders to the Borrower except, in the case of any such party, any such liability resulted from the gross negligence or willful misconduct of such party.

     Maturity of Revolving Credit Loans.  All Revolving Credit Loans shall
     ----------------------------------
mature and the total unpaid principal amount thereunder shall be due and payable on the Maturity Date, or such earlier date on which the Revolving Credit Loans and all other sums owing under this Agreement and the other Loan Documents shall be due as a result of acceleration, at which time all amounts advanced under this Section 2 shall be immediately due and payable.

Termination or Reduction of Commitment.
--------------------------------------

     The Revolving Credit Commitment shall automatically terminate at 5:00 p.m. Boston time on the Maturity Date. The Borrower, upon notice to the Agent and each Lender in accordance with Section 4.4 and the repayment in full of the outstanding principal balance of the Revolving Credit Loans (and accrued interest thereon) and the payment in full of any expenses or other fees owed by the Borrower to the Agent or any Lender under or pursuant to this Agreement, may elect to terminate the Revolving Credit Commitment permanently, whereupon the Commitments of the Lenders shall be terminated entirely. If any Letters of Credit would remain outstanding after the effective date of any such termination, in addition to the satisfaction of all other applicable terms and conditions of this Agreement, the Borrower shall either deposit with and pledge to the Agent cash in an amount equal to 100% of the Letter of Credit Usage at the effective date of such termination, or (ii) arrange for the termination of such Letters of Credit and the return thereof to the Issuing Bank. No such termination may be reinstated.

     The Borrower may also, upon notice to the Agent and each Lender in accordance with Section 4.4, reduce the Revolving Credit Commitment in integral multiples of $500,000, whereupon the Commitments of the Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages by the aggregate amount specified in such notice. If, as a result of any such reduction, the aggregate outstanding balance of Revolving Credit Loans plus the Letter of Credit Usage would exceed the Revolving Credit Commitment, the Borrower shall, as a condition precedent to any such reduction, deposit with and pledge to the Agent cash in an amount equal to 100% of such excess or to make repayments of outstanding Revolving Credit Loans in an aggregate amount equal to such excess. No such reduction may be reinstated.

     Several Obligations.  The failure of any Lender to make any Loan to be made
     -------------------
by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither the Agent nor any Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender.

[Intentionally Omitted]

Interest Rates; Fees; Payments.
------------------------------

Interest Rates.
--------------

     The Borrower agrees to pay to the Agent for the account of each Lender interest on the unpaid principal amount of each Loan for each day from and including the date such Loan is made to but excluding the date the principal of such Loan is paid in full at the following rates per annum:

          1.1.1.1. for Loans which are Prime Rate Loans, at a rate per annum equal to the Prime Rate plus the Applicable Margin; and

          1.1.1.2. for Loans which are LIBOR Loans, at a rate per annum equal to the LIBOR Rate plus the Applicable Margin.

                   Notwithstanding the foregoing, if an Event of Default shall occur, then at the option of the Agent or the Majority Lenders, the unpaid balance of

               Loans and any other amount payable hereunder which is not paid in full when due shall bear interest at a rate per annum equal to the Post-Default Rate, until such Event of Default is cured or waived.

               Accrued interest on each Prime Rate Loan shall be payable monthly in arrears on the first day of each month, accrued interest on LIBOR Loans shall be payable on the last day of each Interest Period and, if any such Interest Period is longer than three months, at intervals of three months after the first day thereof, and interest on all Loans shall be payable in any event upon the payment, prepayment or conversion thereof, but only on the principal so paid or prepaid or converted; provided that interest
                                                          --------
               payable pursuant to Section 4.1(b) during the pendency of an Event of Default shall be payable from time to time on demand of the Agent. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall notify the Borrower and each of the Lenders thereof.

               Notwithstanding the foregoing provisions of this Section 4.1, if at any time the rate of interest set forth in subparagraph (a) above (the "Stated Rate") exceeds the maximum non-usurious
                           -----------
               interest rate permissible for any Lender to charge a commercial borrower under applicable law (the "Maximum Rate"), the rate of
                                                   ------------
               interest charged on the Loans by such Lender hereunder shall be limited to the Maximum Rate. In the event the Stated Rate that has theretofore been subject to the preceding sentence at any time is less than the Maximum Rate in respect of the Loans hereunder by any Lender, the principal amount of the Loans shall bear interest at the Maximum Rate until the total amount of interest paid to such Lender or accrued on such Loans by such Lender hereunder equals the amount of interest which would have been paid to the Lenders or accrued on the Loans by the Lenders hereunder if the Stated Rate had at all times been in effect. In the event that upon payment in full of all amounts payable hereunder, the total amount of interest paid to any Lender or accrued on such Lender's Loans under the terms of this Agreement is less than the total amount of interest which would have been paid to such Lender or accrued on such Lender's Loans if the Stated Rate had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay to such Lender an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have accrued on the Loans if the Maximum Rate had at all times been in effect or (ii) the amount of interest which would have accrued on the Loans if the Stated Rate had at all times been in effect and (b) the amount of interest actually paid to the Lenders or accrued on the Loans under this Agreement. In the event any Lender ever receives, collects or applies as interest any sum in excess of the Maximum Rate, such excess amount shall be applied to the reduction of the principal balance of such Lender's Loans or to other amounts (other than interest) payable hereunder, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower.

               Commitment Fee.  The Borrower shall pay to the Agent for the
               --------------
               ratable account of each Lender quarterly in arrears on the first day of each quarter a commitment fee on the actual daily balance of the unutilized portion of the Commitment for the preceding quarter at a rate per annum as set forth on Schedule 1 attached hereto based on the actual number of days elapsed in the period based on a year of 360 days.

               Letter of Credit Fees.  In connection with each Letter of Credit,
               ---------------------
               the Borrower shall pay to the Issuing Bank any applicable issuance, amendment, transfer and similar fees in accordance with the Issuing Bank's customary charges and in connection with the issuance or extension of any Standby Letter of Credit shall also pay an annual standby commission equal to the then effective Applicable Margin for LIBOR Loans minus 0.125% of the total face amount of such Standby Letter of Credit.

               Certain Notices.  Notices to the Agent of borrowings, conversions
               ---------------
               and prepayments of Loans, of the duration of Interest Periods and of termination or reduction of Commitments shall be irrevocable and shall be effective only if received by the Lenders not later than the time specified below on the number of Banking Days prior to the date of the borrowing, conversion, prepayment, termination or reduction specified below:

                                                Number of Banking  Time of Day
                                                Days Prior Notice (Boston Time)
                                                ----------------- -------------
               Borrowings or prepayment
               of Prime Rate Loans                    0            11:00 a.m.

               Borrowings of, prepayment
               of, conversion into, or
               duration of Interest Periods
               for LIBOR Loans                        2            10:30 a.m.

               Termination or reduction
               of Commitments                         3            12:00 noon


               Each notice of borrowing, conversion or prepayment shall specify the amount, the Type of the Loan to be borrowed, converted or prepaid, the date of borrowing, conversion or prepayment (which shall be a Banking Day in the case of the prepayment of a Prime Rate Loan, or a Working Day in the case of the conversion or prepayment of a LIBOR Loan) and, in the case of LIBOR Loans, the duration of the Interest Period therefor (subject to the definition of Interest Period). Each such notice of duration of an Interest Period shall specify the Loans to which such Interest Period is to relate, provided, however, as long as an Event of Default has occurred and is continuing, the Borrower's right to request new LIBOR Loans shall cease. In the event that the Borrower fails to select the duration of any Interest Period for any LIBOR Loan within the time period and otherwise as provided in this Section 4.4, such LIBOR Loan will be automatically converted into a Prime Rate Loan on the last day of the then current Interest Period for such LIBOR Loan or (if outstanding as Prime Rate Loans) will remain as, or (if not then outstanding) will be made as Prime Rate Loans.

               Non-Receipt of Funds by the Agent.  Unless the Agent shall have
               ---------------------------------
               been notified by a Lender or the Borrower (the "Payor") prior to
                                                               -----
               the date on which such Lender is to make payment to the Agent of the proceeds of a Loan to be made by it hereunder or the Borrower is to make a payment to the Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective
                           ----------------
               upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period.

               Sharing of Payment; Waiver of Enforcement Without Consent, Etc.
               --------------------------------------------------------------

               The Borrower agrees that, in addition to (and without limitation
               of) any right of set-off, banker's lien or counterclaim any Lender may otherwise have, each Lender shall be entitled, at its option and without regard to the adequacy of any other Collateral or Subsidiary Collateral held by or for the benefit of such Lender, to offset balances (whether based on provisional or final credits or on collected or uncollected funds), credits, securities or other property of the Borrower or any Subsidiary held by such Lender, for the account of the Borrower at any of its offices, in Dollars or in any other currency (collectively, the "Deposited Funds"), against any principal of or interest on
                    ---------------
               any Loans to the Borrower by any Lender hereunder, or any other Obligation of the Borrower hereunder, which is not paid when due, taking into account any applicable grace period, (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower, the Agent and the other Lenders thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof. The Borrower further grants to the Agent for the benefit of the Agent and each Lender a lien, security interest and right of set-off in all such Deposited Funds, it being agreed that the possession of any such Deposited Funds by any Lender shall be for the benefit of the Agent and the Lenders, provided, however, that nothing
                                             --------  -------
               herein shall restrict the Borrower from using such Deposited Funds unless and until a Default or Event of Default shall have occurred and be continuing. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Person purchasing a participation in the Loans made, or other obligations held, by another Person, whether or not acquired pursuant to the foregoing arrangements, may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other obligations in the amount of such participation. ANY AND ALL RIGHTS TO REQUIRE THE AGENT OR A LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE

               LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

               The Lenders agree among themselves that no Lender shall, except with the written consent of the Majority Lenders, exercise any right pursuant to Section 4.6(a) or exercise, with respect to any
                                 --------------
               Loans or other obligations hereunder, any other right of set-off, banker's Lien, counterclaim or similar right, so long as any Lender has any Commitment hereunder or any amounts due hereunder remain unpaid.

               If a Lender shall obtain payment of any principal of or interest on any Loan made by it under this Agreement, or on any other obligation then due to such Lender hereunder, through the exercise of any right of set-off, banker's lien, counterclaim or similar right, or otherwise, it shall promptly notify the Agent and purchase from the other Lenders participations in the Loans made, or other obligations held, by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Loans or other obligations then due to each of them. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored (including the payment of interest to the extent that the Lender obligated to return such funds is obligated to return interest).

               Each Lender waives all rights to enforce, and shall not attempt to enforce, any rights hereunder, under the Notes or under any other Loan Document without the prior written consent of the Majority Lenders. Each Lender further agrees that all rights under the Security Instruments shall be exercised only through the Agent under the Security Instruments.

               Nothing contained herein shall require any Lender to exercise any right of set-off, banker's Lien, counterclaim or similar right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Borrower.

               This Section 4.6 is for the benefit of the Lenders only and does
                    -----------
               not constitute a waiver of any rights against the Borrower or any of its Subsidiaries or against any property held as security for any obligations hereunder or under any Loan Document.

               Minimum and Maximum Amounts.  Each borrowing, conversion and
               ---------------------------
               prepayment of principal of Revolving Credit Loans shall be in an aggregate principal amount equal to (a) in the case of LIBOR Loans, $500,000 or a larger multiple of $100,000, and (b) in the case of Prime Rate Loans, $250,000 or a larger multiple of $50,000 (conversions or prepayments of Revolving Credit Loans of different Types or, in the case of LIBOR Loans, having different Interest Periods, at the same time hereunder shall be deemed separate conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period); provided that any payment or prepayment in full of the
                        --------
               Loans may be in the aggregate outstanding principal amount thereof.

               Computations. All interest on LIBOR Loans shall be computed on
               ------------
               the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and all interest on Prime Rate Loans shall be computed on the basis of a year of 365 days (or 366 days in the case of a leap year) and actual days elapsed (including the first but excluding the last day) occurring in the period for which payable.

               Manner and Place of Payment.  All payments under this Agreement
               ---------------------------
               shall be made not later than 1:00 p.m. (Boston Time) on the date when due and shall be made in lawful money of the United States in immediately available funds at the Office of the Agent for the account of each Lender or by the Borrower's check drawn on the depositary account(s) maintained by the Borrower with the Agent payable to the Agent for the account of each Lender or its order. All payments shall be made without setoff, counterclaim, withholding or reduction of any kind whatsoever. The Agent (or any Lenders for whose account any such payment is made) may (but shall not be obligated to) debit the amount of any such payment on the date when due, taking into account any applicable grace period, to any ordinary deposit account of the Borrower with the Agent, or such Lender, as the case may be, without notice to the Borrower. The Borrower shall, at the time of making each payment hereunder or under any Note, specify to the Agent the Loans or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that they fail to so specify, or if an Event of Default has occurred and is continuing, the Agent may apply such payment for the benefit of the Lenders as it may elect in its sole discretion, but subject to the other terms and conditions of this Agreement, including without limitation, Section 4.10 hereof). Each payment received
                                   ------------
               by the Agent hereunder or under any Note for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, for the account of such Lender's Applicable Lending Office.

               Pro Rata Treatment.  Except to the extent otherwise provided
               -------------------
               herein:  (a) each borrowing from the Lenders under Section 2.1
                                                                  -----------
               hereof shall be made from the Lenders and the payment of the commitment fee under Section 4.2 hereof shall be made for the
                                    -----------
               account of the Lenders pro rata according to the Lenders' Commitment Percentage, (b) each payment by the Borrower of principal of or interest on Loans of a particular Type shall be made to the Agent for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of such Loans held by the Lenders and (c) each conversion of Loans of a particular Type shall be made pro rata among the Lenders in accordance with the respective principal amounts of such Loans held by the Lenders.

               Payments Due on Days Other than Banking Days.  Subject to the
               --------------------------------------------
               definition of "Interest Period" with respect to LIBOR Loans as set forth in

               Section 1.1, whenever any payment to be made hereunder or under the Notes shall be due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall be included in computing any interest or fees due.

               Additional Costs.
               ----------------

               The Borrower shall pay to the Agent for the account of each Lender from time to time such amounts as such Lender may determine to be necessary to compensate it for any costs incurred by such Lender which such Lender determines are attributable to its making or maintaining of any LIBOR Loans hereunder or its obligation to make any of such Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any LIBOR Loan or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional
                                                                     ----------
               Costs"), in each case resulting from any Regulatory Change which:
               -----

     1.1.1.3. changes the basis of taxation of any amounts payable to such Lender under this Agreement or the Notes in respect of any LIBOR Loan; or

     1.1.1.4. imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement, to the extent it is taken into consideration in determining the LIBOR Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including any LIBOR Loan or any deposits referred to in the definition of "LIBOR Rate" below).

               Each Lender will provide the Borrower notice of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Each Lender will furnish the Borrower with a statement, in reasonable detail, setting forth the basis and amount of each request by such Lender for compensation under this Section. Within 30 days of the notice by such Lender, the Borrower shall pay the Agent for the benefit of the affected Lender that portion of such increased costs incurred or reduction in an amount received which is attributable to making, funding and maintaining such affected Lender's Loans hereunder. If such sum is not paid within such 30 day period, it shall bear interest at the Post-Default Rate until paid in full. The Borrower shall not be required to make any such payment for such increased costs arising prior to the date which is one hundred twenty (120) days before the date of such notice (unless and only to the extent such law, rule, regulation, policy, guideline, directive or interpretation applies retroactively to a period prior to the date which is one hundred twenty (120) days before the date of such notice, in which case, the Borrower shall not be required to make any payment for increased costs resulting from such retroactive application unless such Lender provides such notice within one hundred twenty (120) days after such rule, regulation, policy, guideline, directive or interpretation is published in final form and the Lender reasonably should have been aware thereof. If any affected Lender shall subsequently recoup costs for which such Lender has heretofore been compensated by the Borrower under this

               Section 4.12, such Lender shall remit to the Borrower the amount of such recoupment.

               Without limiting the effect of the foregoing provisions of this Section, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Borrower, the obligation of such Lender to make LIBOR Loans hereunder shall be suspended until the date such Regulatory Change ceases to be in effect.

     1.1.1.5. Determinations and allocations by any Lender for purposes of this Section of the effect of any Regulatory Change on its costs of maintaining its obligations to make LIBOR Loans or of making or maintaining LIBOR Loans or on amounts receivable by it in respect of LIBOR Loans, and of the additional amounts required to compensate such Lender in respect of any Additional Costs, shall be conclusive absent manifest error, provided that such determinations and allocations are made on a reasonable basis.

               Limitation on Types of Loans.  Anything herein to the contrary
               ----------------------------
               notwithstanding, if, with respect to any LIBOR Loans, the Majority Lenders determine in good faith (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of "LIBOR Rate" upon the basis of which the rates of interest for any LIBOR Loan are to be determined do not accurately reflect the cost to such Lenders of making or maintaining such LIBOR Loans for the Interest Period therefor, then the Agent shall promptly notify the Borrower, and so long as such condition remains in effect, the Lenders shall be under no obligation to make LIBOR Loans or to convert Prime Rate Loans into LIBOR Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding LIBOR Loans, either prepay such LIBOR Loans or convert such LIBOR Loans into Prime Rate Loans.

               Illegality.  Notwithstanding any other provision of this
               ----------
               Agreement to the contrary, in the event that it becomes unlawful for any Lender or its LIBOR Lending Office to (a) honor its obligation to make LIBOR Loans hereunder, or (b) maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (identifying the illegality in question in reasonable detail) and such Lenders's obligation to make LIBOR Loans hereunder shall be suspended until such time as such Lender may again make and maintain LIBOR Loans.

               Substitute Prime Rate Loans.  If the obligation of any Lender to
               ---------------------------
               make LIBOR Loans shall be suspended pursuant to Sections 4.12,
               4.13 or 4.14 hereof, all Loans which would otherwise be made by such Lender as LIBOR Loans shall be made instead as Prime Rate Loans (and, if an event referred to in Section 4.12(b) or Section
               4.14 has occurred and such

               Lender so requests, by notice to the Borrower, each LIBOR Loan of such Lender then outstanding shall be automatically converted into a Prime Rate Loan on the date specified by such Lender in such notice) and, to the extent that LIBOR Loans are so made as (or converted into) Prime Rate Loans, all payments of principal which would otherwise be applied to such LIBOR Loans shall be applied instead to such Prime Rate Loans.

               Compensation.  If any payment, prepayment or conversion of a
               ------------
               LIBOR Loan occurs on a date other than the last day of an Interest Period for such Loan, the Borrower shall pay to the Agent for the account of each Lender, upon the request of the Lender through the Agent, as compensation for any loss, cost or expense incurred by such Lender as the result of such payment, prepayment or conversion, an amount (if a positive number) equal to:


                              A  x  (B-C)  X    D
                             --------------------
                                      360

                                    where:

     "A" equals the principal amount of the LIBOR Loan so paid, prepaid or converted (the "Affected LIBOR Loan");
                     -------------------

     "B" equals the LIBOR Rate (expressed as a decimal) applicable to the Affected LIBOR Loan;

     "C" equals the applicable LIBOR Rate (expressed as a decimal) in effect on or about the date of such payment, prepayment or conversion, for deposits in an amount equal approximately to the principal amount of the Affected LIBOR Loan with an Interest Period (the "Remaining Interest Period")
                                              -------------------------
     beginning on the date of such payment, prepayment or conversion to but excluding the last day of the existing Interest Period; and

     "D" equals the number of days in the Remaining Interest Period;

               and any other out-of-pocket loss or expense (including any internal processing charge customarily charged by such Lender) suffered by such Lender in liquidating deposits prior to maturity in amounts which correspond to the principal amount of the Affected LIBOR Loan; provided that such Lender shall have
                                    --------
               delivered to the Borrower a certificate, in reasonable detail, as to the amount of such loss and expense along with the basis for calculation thereof. Determination of amounts payable to a Lender in connection with a LIBOR Loan shall be calculated as though a Lender funded its LIBOR Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the LIBOR Rate applicable to such Loan, whether in fact that is the case or not.

               Capital Adequacy.  If any Lender shall determine that the
               ----------------
               applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital

               Measurement and Capital Standards", or the adoption after the date hereof of any other applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the foregoing or in the enforcement, interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, or compliance by such Lender or any Person controlling such Lender (a "Parent") with any request or directive regarding capital
                   ------
               adequacy (whether or not having the force of law) of any such Governmental Authority, has or would have the effect of reducing the rate of return on capital of such Lender or its Parent as a consequence of such Lender's obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such applicability, adoption, change or compliance (taking into consideration the policies of such Lender (or its Parent) with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then such Lender shall provide the Borrower notice thereof. A statement of such Lender, in reasonable detail, claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error; provided
                                                                       --------
               that the determination thereof is made on a reasonable basis. In determining such amount, such Lender may use any reasonable averaging and attribution methods. Within 30 days of the notification by such Lender, the Borrower shall pay the Agent for the benefit of the affected Lender that portion of such increased costs incurred (including any reduction in the rate of return on capital to an amount below that which such Lender could have achieved but for such change in regulation after taking into account the Lenders' policies as to capital adequacy) or reduction in an amount received which is attributable to making, funding and maintaining such affected Lender's Loans hereunder. If such sum is not paid within such 30 day period, it shall bear interest at the Post-Default Rate until paid in full. The Borrower shall not be required to make any such payment for such increased costs arising prior to the date which is one hundred twenty (120) days before the date of such notice (unless and only to the extent such law, rule, regulation, policy, guideline, directive or interpretation applies retroactively to a period prior to the date which is one hundred twenty (120) days before the date of such notice, in which case, the Borrower shall not be required to make any payment for increased costs resulting from such retroactive application unless such Lender provides such notice within one hundred twenty (120) days after such rule, regulation, policy, guideline, directive or interpretation is published in final form and the Lender reasonably should have been aware thereof). If any affected Lender shall subsequently recoup costs for which such Lender has heretofore been compensated under this Section 4.17 by the Borrower, such Lender shall remit to the Borrower the amount of such recoupment.

               Optional Prepayments.  The Borrower shall have the right to
               --------------------
               prepay the Loans in whole or in part and to convert Loans of one Type into another Type, without premium or penalty, at any time and from time to time, provided that (i) at the time of the
                                      --------
               prepayment in full of all Extensions of Credit, the Borrower shall pay all interest accrued on the amount prepaid; (ii) the Borrower shall give the Agent notice of such prepayment as provided in Section 4.4; (iii) LIBOR Loans may be converted into Prime

               Rate Loans only on the last day of an Interest Period thereof; and (iv) the Agent for the account of each Lender shall be paid, at the time of any prepayment of a LIBOR Loan that is being prepaid on other than the last day of an Interest Period therefor, the amount provided for in Section 4.16.

               Mandatory Prepayments.  In the event the Borrower closes any
               ---------------------
               public offering of its capital stock after the date hereof, the Borrower shall be required to prepay the Loans in an amount equal to the net proceeds (after costs and expenses associated with such offering) received by the Borrower in such offering.

               Security.
               --------

               Security Interests.
               ------------------

               The Borrower agrees to grant to the Agent for the benefit of the Lenders on the Closing Date a security interest in, and a lien on, all right, title and interest of the Borrower in and to substantially all the assets of the Borrower (excluding Excluded Property) and to enter into a security agreement in favor of the Agent for the benefit of the Lenders in the form of Exhibit B
                                                                   ---------
               hereto (the "Security Agreement") in order to secure payment and
                            ------------------
               performance of the Borrower's Obligations to the Agent and the Lenders under this Agreement, the Notes and the other Loan Documents to which it is a party.

               The Borrower shall cause each of its Subsidiaries to grant to the Agent for the benefit of the Lenders on the Closing Date a security interest in, and a lien on, all right, title and interest of each such Subsidiary in and to substantially all the assets of each such Subsidiary and to enter into a security agreement in favor of the Agent for the benefit of the Lenders in substantially the form of Exhibit C hereto (collectively, the
                                         ---------
               "Subsidiary Security Agreements") in order to secure payment and
                ------------------------------
               performance of the Borrower's Obligations to the Agent and the Lenders under this Agreement, the Notes and the other Loan Documents.

               The Borrower agrees to enter into stock pledge agreements in favor of the Agent for the benefit of the Lenders in the form of Exhibit D attached hereto (the "Stock Pledge Agreements")
               ---------                       -----------------------
               providing for the pledge to the Agent for the benefit of the Lenders of all outstanding capital stock of all present and future Subsidiaries of the Borrower and to deliver to the Agent for the benefit of the Lenders certificates representing all such shares accompanied by undated stock powers or other appropriate instruments of transfer duly executed in blank.

               Conditions Precedent.
               --------------------

               Conditions to all Loans and Letters of Credit.  The Lenders shall
               ---------------------------------------------
               not be obligated to make any of the Loans to the Borrower and the Issuing Bank shall not be obligated to issue any Letter of Credit hereunder until the following conditions have been satisfied to the satisfaction of the Agent:

               This Agreement the Notes and the Security Instruments.  This
               -----------------------------------------------------
               Agreement, the borrowings hereunder, the Notes, the Security Instruments and all transactions contemplated by this Agreement and the Security Instruments shall have been duly authorized by the Borrower. The Subsidiary Guaranty and Security Instrument to which a Guarantor is a party and all transactions contemplated thereby shall have been duly authorized by such Guarantor. The Borrower shall have duly executed and delivered to the Agent this Agreement, the Notes and the Security Instruments in form and substance satisfactory to the Agent and its counsel. Each of the Guarantors shall have duly executed and delivered to the Agent a Subsidiary Guaranty substantially in the form of Exhibit E hereto
                                                                ---------
               and a Subsidiary Security Agreement substantially in the form of Exhibit C hereto.
               ---------

               No Default or Event of Default.  On the date hereof and on the
               ------------------------------
               date of making each Extension of Credit, no Default or Event of Default shall have occurred and be continuing.

               Correctness of Representations.  On the Closing Date and on the
               ------------------------------
               date of each Extension of Credit, all representations and warranties made by the Borrower in Section 7 below or otherwise in writing in connection herewith shall be true and correct with the same effect as though such representations and warranties had been made on and as of today's date, except that representations and warranties expressly limited to a certain date shall be true and correct as of that date.

               Opinion of Counsel for the Borrower.  The Agent shall have
               -----------------------------------
               received the favorable opinion of counsel to the Borrower and the Guarantors addressed to the Agent and the Lenders, in form and substance reasonably satisfactory to the Agent and its counsel.

               Approvals.  On the Closing Date and on the date of each Extension
               ---------
               of Credit, all necessary consents, approvals, licenses, permissions, registrations or validations of any Governmental Authority or any other Person required for the execution, delivery, performance or carrying out of the provisions of this Agreement, the Notes, the Subsidiary Guaranties and the Security Instruments, or for the validity or enforceability of the obligations incurred thereunder (other than the filing of financing statements as required under subparagraph (f) below), shall have been obtained and shall be in full force and effect and copies thereof certified by a duly authorized officer of the Borrower to such effect shall have been delivered to the Agent.

               Filing of Financing Statements, etc.  On or before the Closing
               -----------------------------------
               Date, financing statements or other appropriate documentation relating to the security interests and rights granted pursuant to the Security Instruments, executed and delivered by the Borrower to the Agent, shall have been duly recorded or filed in such manner and in such places as is required by law (including, pursuant to the UCC) to establish, preserve, protect, and perfect such security interests and rights; and all taxes, fees and other charges in connection with the execution, delivery and filing of this

               Agreement and such financing statements and other appropriate documentation shall have been duly paid.

               Supporting Documents.  On or before the date hereof, there shall
               --------------------
               have been delivered to the Agent the following supporting documents:

     1.1.1.6. a long-form legal existence and corporate good standing certificates with respect to the Borrower and each of the Guarantors dated as of a recent date issued by the appropriate Secretary of State or other official;

     1.1.1.7. certificates dated as of a recent date with respect to the due qualification of the Borrower and each of the Guarantors to do business in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect, issued by the Secretary of State of each such jurisdiction;

     1.1.1.8. copies of the corporate charters of the Borrower and each of the Guarantors, certified by the appropriate Secretary of State or other officials, as in effect on the date hereof;

     1.1.1.9. a certificate of the Secretary or Assistant Secretary of the Borrower certifying as to (a) the By-Laws of the Borrower, as in effect on the date hereof; (b) the incumbency and signatures of the officers of the Borrower who have executed any documents in connection with the transactions contemplated by this Agreement; and (c) the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Agreement and the making of the Loans hereunder, and the execution and delivery of the Notes and the other Loan Documents;

     1.1.1.10. a certificate of the Secretary or Assistant Secretary of each Guarantor certifying as to (a) the By-Laws of the such Guarantor, as in effect on the date hereof; (b) the incumbency and signatures of the officers of such Guarantor who have executed any documents in connection with the transactions contemplated by this Agreement; and (c) the resolutions of the Boards of Directors of such Guarantor authorizing the execution, delivery and performance of the Subsidiary Guaranty and Subsidiary Security Agreement to which it is a party.

     1.1.1.11. all other information and documents which the Agent or its counsel may reasonably request in connection with the transactions contemplated by this Agreement.

               Compliance Certificate.  The Borrower shall have furnished to the
               ----------------------
               Agent a Compliance Certificate in the form of attached Exhibit F
                                                                      ---------
               appropriately completed and signed by a Responsible Officer of the Borrower, which certificate shall reflect compliance by the Borrower with the requirements of this Agreement as of the date thereof.

               Litigation.  No litigation, arbitration, proceeding or
               ----------
               investigation shall be pending or, to the knowledge of the Borrower, threatened against any

               Borrower or any Subsidiary of a Borrower which, in the sole judgement of the Agent, might have a Material Adverse Effect.

               Fees and Expenses.  On or before the Closing Date, the Borrower
               -----------------
               shall have (i) paid to the Agent for the account of the Lenders all amounts payable under Section 13.5 hereof identified by the
                                         ------------
               Agent on or before the Closing Date; and (ii) paid to the Agent all fees due under a certain letter between the Agent and the Borrower, dated the date hereof.

               Legal Matters.  All documents and legal matters incident to the
               -------------
               transactions contemplated by this Agreement shall be reasonably satisfactory to Sullivan & Worcester LLP, special counsel for the Agent.

                        Representations and Warranties.
                        ------------------------------

               In order to induce the Agent and the Lenders to enter into this Agreement and to make the contemplated Extensions of Credit, the Borrower hereby represents and warrants as follows to the Agent and the Lenders (except to the extent qualified by supplemental disclosure set forth on Schedule A hereto) and the following
                                       ----------
               representations and warranties (to the extent so qualified, if any) shall survive the execution and delivery of this Agreement and the Notes:

               Corporate Status.  The Borrower and each Guarantor is a duly
               ----------------
               organized and validly existing corporation in good standing under the laws of the state of its organization and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the failure to do so would have a Material Adverse Effect.

               No Violation.  Neither the execution, delivery or performance of
               ------------
               this Agreement or any other Loan Document, nor consummation of the transactions contemplated therein or thereby will (i) contravene any law, statute, rule or regulation to which the Borrower or any Guarantor is subject or any judgment, decree, franchise, order or permit applicable to the Borrower or any Guarantor where such contravention has or could reasonably be anticipated to have a Material Adverse Effect, or (ii) conflict or be inconsistent with or will result in any breach of, or constitute a default under, or result in or require the creation or imposition of any Lien (other than the liens created by the Security Instruments) upon any of the property or assets of the Borrower or any Guarantor pursuant to, any Contractual Obligation of the Borrower or any Guarantor, or (iii) violate any provision of the corporate charters or by-laws of the Borrower or any Guarantor.

               Corporate Power and Authority.  The execution, delivery and
               -----------------------------
               performance of this Agreement and the other Loan Documents to which it is a party are within the corporate powers of the Borrower and each Guarantor and have been duly authorized by all necessary corporate action.

               Enforceability.  This Agreement and each other Loan Document to
               --------------
               which it is a party constitutes valid and binding obligations of the Borrower and each Guarantor enforceable against the Borrower and each Guarantor in accordance with its terms, except as be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and subject to general principles of equity, whether applied in a court of equity or at law.

               Consents or Approvals.  No order, permission, consent, approval,
               ---------------------
               license, authorization, registration or validation of, or filing with, or exemption by, any Governmental Authority or any other Person is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or any other Loan Document by the Borrower or any Guarantor, or the taking of any action contemplated hereby or thereby, except where the failure to obtain such authorization could reasonably be anticipated to have a Material Adverse Effect and except for the filing of UCC-1 financing statements in the appropriate UCC filing offices listed on the Perfection Certificate (as defined in the Security Agreement) and for routine filings under federal securities laws.

                             Financial Statements.
                             --------------------

               The Borrower has furnished the Agent with the consolidated balance sheet of the Borrower and its Subsidiaries as of the Financial Statement Date, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended, which have been audited by the Accountants. Such financial statements, including the related schedules and notes, fairly present the consolidated financial position of the Borrower and its Subsidiaries as of the Financial Statement Date, and the results of their operations and their cash flows for the year then ended in conformity with GAAP.

               During the period from the Financial Statement Date to the Closing Date: (i) except as permitted pursuant to Section 9.3 or identified in Schedule A or in the Borrower's Form 10-Qs filed with the SEC for the first three quarters of 1998 or the Borrower's Form S-4 Registration Statement dated November 18, 1998 as filed with the SEC, copies of which have previously been delivered to Agent, there has been no sale, transfer or other disposition by the Borrower or any of its Subsidiaries of any material part of their business or property and, except as set forth in Schedule A, no purchase or other acquisition of any
                        ----------
               business or property (including any capital stock of any Person) material in relation to the consolidated financial condition of the Borrower and its Subsidiaries at the Financial Statement Date; and (ii) neither the Borrower nor any of its Subsidiaries have made a Restricted Payment, or agreed or committed to make a Restricted Payment, except as permitted pursuant to Section 9.7.

               The Borrower has and, after giving effect to the Loans to be made on the Closing Date, will have, assets (both tangible and intangible), having a value in excess of the amount required to pay the probable liability on its then-existing debts (whether matured or unmatured, liquidated or unliquidated, fixed or contingent); the Borrower has and will have access to adequate capital for the conduct of its business and the discharge of its debts incurred in connection therewith as such debts mature; the Borrower was not insolvent immediately prior to the making of the Loans on the

               Closing Date and immediately after giving effect thereto, the Borrower will not be insolvent.

               All the above-referenced financial statements (including the related schedules and notes) have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the Accountants and disclosed therein and, in the case of interim financial statements, subject to normal year-end adjustments and the absence of footnotes and schedules).

               No Material Change.  Since the Financial Statement Date there has
               ------------------
               been no development or event, or to the best knowledge of the Borrower, any prospective development or event, which has had or could reasonably be anticipated to have a Material Adverse Effect.

               Litigation. There are no actions, suits or proceedings pending or
               ----------
               threatened against or affecting the Borrower or any of its Subsidiaries which in any one case or in the aggregate, if determined adversely to the interests of such party, could reasonably be anticipated to have a Material Adverse Effect.

               Compliance with Other Instruments; Compliance with Law.  Neither
               ------------------------------------------------------
               the Borrower nor any of its Subsidiaries are (after taking into account applicable cure periods) in default under any Contractual Obligation (including any Contractual Obligation relating to any Indebtedness of the Borrower) where such default could reasonably be anticipated to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries are in default and/or in violation of any applicable statute, rule, writ, injunction, decree, order or regulation of any Governmental Authority having jurisdiction over the Borrower or its Subsidiaries which default or violation could reasonably be anticipated to have a Material Adverse Effect.

               Subsidiaries.  On the Closing Date, the Borrower does not have
               ------------
               any Subsidiaries except as set forth on attached Schedule A.
                                                                ----------

               Investment Company Status; Limits on Ability to Incur
               -----------------------------------------------------
               Indebtedness.  The Borrower is not an "investment company" or a
               ------------
               company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

               Title to Property.  The Borrower and each of its Subsidiaries has
               -----------------
               good and marketable title to all of its properties and assets, including the properties and assets reflected in the consolidated balance sheet of the Borrower as of the Financial Statement Date, except such as have been disposed of since that date in the ordinary course of business, and none of such properties or assets is subject to any Lien except for (a) Permitted Liens, or
               (b) a defect in title or other claim other than defects and claims that, in the aggregate, would have no Material Adverse Effect. The Borrower and each of its Subsidiaries enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the operation of their properties and assets and no material default exists under such leases (after taking into account applicable cure periods under said leases). All such leases are valid and subsisting and are in full force and effect.

               ERISA.  The Borrower and each member of the Funding Standard
               -----
               Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to pension plans maintained by the Borrower or any member of the Funding Standard Controlled Group or to which the Borrower or any member of the Funding Standard Controlled Group is obligated to contribute, except where the failure to fulfill such obligations would not result in the aggregate of an "accumulated funding deficiency", within the meaning of Section 302 of ERISA, in excess of $250,000. The Borrower and each member of the Controlled Group are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA (other than to make contributions or premium payments in the ordinary course).

               Taxes.  All tax returns of the Borrower and its Subsidiaries
               -----
               required to be filed have been timely filed (after giving effect to any permitted extensions) except for any tax returns which if not filed on a timely basis would not have a Material Adverse Effect, all material taxes, fees and other governmental charges (other than those being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate accruals have been established and, in the case of ad
                                                                           --
               valorem taxes or betterment assessments, no proceedings to
               -------
               foreclose any lien with respect thereto have been commenced and, in all other cases, no notice of lien has been filed or other action taken to perfect or enforce such lien) shown thereon which are payable have been paid. The charges and reserves on the books of the Borrower and its Subsidiaries for all income and other taxes are adequate, and the Borrower knows of no additional assessment or any basis therefor. The Federal income tax returns of the Borrower and its Subsidiaries have not been audited within the last three years, all prior audits have been closed, and there are no unpaid assessments, penalties or other charges arising from such prior audits.

                            Environmental Matters.
                            ---------------------

               The Borrower and each of its Subsidiaries have obtained all Governmental Approvals that are required for the operation of their business under any Environmental Law, except where the failure to so obtain a Governmental Approval would not have a Material Adverse Effect.

               The Borrower and each of its Subsidiaries are in compliance with all terms and conditions of all required Governmental Approvals and are also in compliance with all terms and conditions of all applicable Environmental Laws, noncompliance with which would have a Material Adverse Effect.

               There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the best knowledge of the Borrower threatened against the Borrower or any of its Subsidiaries relating in any way to the Environmental Laws which could have a Material Adverse Effect, and there is no Lien of any private entity or Governmental Authority against any Borrower Group Property, which Lien could have a Material Adverse Effect.

               There has been no claim, complaint, notice, or request for information received by the Borrower or any Subsidiary with respect to any site listed on the National Priority List promulgated pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") 42 USC (S) 9601 et
                                                 ------                   --
               seq. or any state list of sites requiring investigation or
               ----
               cleanup with respect to contamination by Hazardous Substances, which claim, complaint, notice, or request for information could have a Material Adverse Effect.

               To the best of the Borrower's knowledge, there has been no release or threat of release of any Hazardous Substance at any Borrower Group Property which would likely result in liability being imposed upon the Borrower or any Subsidiary thereof, which liability would have a Material Adverse Effect.

               Intellectual Property.  The Borrower and each of its Subsidiaries
               ---------------------
               owns or licenses such copyrights, patents, trademarks and similar rights ("Intellectual Property") as are necessary for the conduct
                        ---------------------
               of its respective businesses as now conducted, without any known conflict with the rights of others which would have a Material Adverse Effect.

               Level of Borrowing.  After giving effect to any Extensions of
               ------------------
               Credit to be made as of the date hereof under this Agreement, the sum of all outstanding Revolving Credit Loans and Letter of Credit Usage do not exceed the Revolving Credit Commitment.

               Malpractice Insurance.  The senior management of the Borrower,
               ---------------------
               and each of its Subsidiaries, has concluded, after the exercise of reasonable business judgment, that such entities are not engaged in the practice of dentistry and are not required to maintain malpractice insurance and that if such senior management concludes after the Closing Date that such entities are required to maintain malpractice insurance, the Borrower covenants and agrees to, and will require each of its Subsidiaries to, obtain and maintain comprehensive malpractice insurance against bodily injury and death with financially sound and reputable insurance companies in such amounts and against such risks as are usually carried by owners of similar businesses and properties in the same general areas in which the Borrower and its Subsidiaries operate..

               Year 2000 Risk.  The Borrower and each Guarantor has reviewed the
               --------------
               "Year 2000 Risk" (that is the risk that computer applications used by Borrower and each Guarantor and/or that suppliers, vendors and customers may be unable to recognize and perform without error date-sensitive functions involving certain dates prior to and any date after December 31, 1999) and the Borrower and each Guarantor is exercising commercially reasonable efforts to ensure that the Year 2000 Risk will not adversely affect their business operations and/or financial condition.

               Disclosure.  None of the representations or warranties made by
               ----------
               the Borrower in this Agreement, or in any other document furnished to the Agent or the Lenders by or on behalf of the Borrower in connection herewith contains (or will contain on the Closing Date) any untrue statement of a material fact or omits (or will omit on the Closing Date) to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they are made, not misleading. There is no fact known to the Borrower on the date of this Agreement which has any reasonable likelihood of having a Material Adverse Effect which has not been set forth in or referred to in this Agreement.

                            Affirmative Covenants.
                            ---------------------

               The Borrower covenants and agrees that for so long as this Agreement is in effect and until the Notes, together with all interest thereon and all other Obligations of the Borrower and the Guarantors to the Lenders are paid or satisfied in full, unless the Majority Lenders shall otherwise consent in writing:

               Use of Proceeds.  The Borrower shall use the proceeds of
               ---------------
               Revolving Credit Loans for the working capital purposes of the Borrower and its Subsidiaries and for Permitted Acquisitions, including for payments under Letters of Credit and for the costs and expenses of the transactions contemplated hereby. Without limiting the foregoing, no part of such proceeds will be used for the purpose of purchasing or carrying any "margin security" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

               Conduct of Business; Maintenance of Existence.  The Borrower
               ---------------------------------------------
               will, and will cause of each of its Subsidiaries to, continue to engage in the business in which they are engaged and maintain its existence and comply with all applicable statutes, rules and regulations and remain duly qualified as a foreign corporation, licensed and in good standing in each jurisdiction where such qualification or licensing is required by the nature of its business, the character and location of its property, business, or the ownership or leasing of its property, except where such noncompliance or failure to so qualify would not have a Material Adverse Effect, and the Borrower will maintain its properties in good operating condition, and continue to conduct its business as presently conducted.

               Compliance with Laws.  The Borrower will, and will cause each of
               --------------------
               its Subsidiaries to, comply in all material respects with all applicable laws, ordinances, rules, regulations and requirements of Governmental Authorities.


                                  Insurance.
                                  ---------

               The Borrower will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies in such amounts and with such deductibles and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which the Borrower and its Subsidiaries operate, provided that in any event the Borrower and its Subsidiaries shall maintain or cause to be maintained (i) insurance against casualty, loss or damage covering all property and improvements of the Borrower and its Subsidiaries in amounts and in respect of perils usually carried by owners of similar businesses and properties in the same general areas in which Borrower and its Subsidiaries operate;
               (ii) comprehensive general liability insurance against claims for bodily injury, death or property damage; and (iii) workers' compensation insurance to the extent required by applicable law. Such policies may be blanket policies covering the Borrower and all its Subsidiaries. In the case of policies referenced in clauses (i) and (ii) above, all such insurance shall (x) name the Borrower and the Agent, for the benefit of the Lenders, as loss payees for losses exceeding $500,000 and additional insureds as their interests may appear; (y) provide that no termination, cancellation or material reduction in the amount or material modification to the extent of coverage shall be effective until at least 30 days after receipt by the Agent of notice thereof; and (z) be reasonably satisfactory in all other respects to the Agent. Notwithstanding the foregoing, the Borrower may upon a determination to such effect by its Board of Directors and notice to the Agent, self insure, in whole or in part, for risks and claims of the type described in clauses (i) and (ii) of the first sentence of this Section 8.4 to the extent that self insurance is normal and customary for similarly situated businesses.

               The Borrower will not enter into any management service agreement or similar agreement with an affiliated dentist or professional corporation unless such dentist or professional corporation agrees to maintain comprehensive malpractice insurance against claims for bodily injury and death with financially sound and reputable insurance companies in such amounts and against such risks as is usually carried by dentists in the same general areas in which such dentists operate.

               As long as no Default or Event of Default shall have occurred and be continuing, the Agent shall return to the Borrower any insurance proceeds it receives in payment of a claim filed by the Borrower or any of its Subsidiaries.

               Financial Statements, Etc.  The Borrower will furnish to each of
               -------------------------
               the Lenders:

               within forty-five (45) days after the end of each quarter of the Borrower (other than the fourth quarter), the unaudited consolidated balance sheet as of the end of such period and the related consolidated statements of operations and cash flows of the Borrower and its Subsidiaries as of and for the three-month period and the year-to-date period ended on the last day of such quarter, accompanied by a certificate of a Responsible Officer of the Borrower to the effect that such financial statements fairly present the consolidated financial condition of the Borrower and its Subsidiaries as of the end of such quarter, and the consolidated results of their operations for such quarter, in each case in accordance with GAAP (except for the absence of footnotes) consistently applied (subject to normal year-end audit adjustments);

               within forty-five (45) days after the end of the second financial quarter of the Borrower, the unaudited consolidating balance sheet (which may be grouped by geographic region) as of the end of such period and the related unaudited consolidating statement of operations (which may be grouped by geographic region) for the six-month period ended on the last day of such quarter, accompanied by a certificate of a Responsible Officer of the Borrower to the effect that such financial statements fairly present the consolidated financial condition of the Borrower and its Subsidiaries as of the end of such period, and the consolidated results of their operations for such period, in each case in accordance with GAAP (except for the absence of footnotes) consistently applied (subject to normal year-end audit adjustments);

               within one hundred twenty (120) days after the last day of each year of the Borrower, the audited consolidated balance sheet and income statement and statement of cash flows of the Borrower and its Subsidiaries as of and for the year then ended, audited by the Accountants without any material qualifications together with the unaudited consolidating balance sheet and statement of operations of the Borrower and its Subsidiaries as of and for the year then ended, together with a certificate (which may be included as part of a Compliance Certificate) of a Responsible Officer of the Borrower to the effect that such financial statements fairly present the consolidated financial condition of the Borrower and its Subsidiaries as of the end of such year and the consolidated results of their operations for such year, in each case in accordance with GAAP.

               at the time of the delivery of the quarterly, six-month and yearly financial statements required by Sections 8.5(a), (b) and
               (c) above, a Compliance Certificate signed by a Responsible Officer of the Borrower in the form attached to this Agreement as Exhibit F, appropriately completed;
               ---------

               copies of any management letter provided by the Accountants and addressed to the Board of Directors of the Borrower or to the Audit Committee of the Board of Directors of the Borrower;

               promptly upon becoming aware of any litigation or other proceeding against the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, notice thereof;

               promptly following the request of the Majority Lenders, such further information concerning the business, affairs and financial condition or operations of the Borrower and its Subsidiaries as the Agent may reasonably request;

               promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports, proxy statements and other materials; and

               promptly upon the filing thereof by the Borrower with the SEC (and in any event within ten (10) days of such filing), copies of any registration statements (on SEC Form S-1, S-3 or any other form) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents if such forms no longer exist).

               Notice of Default.  As soon as practicable, and in any event,
               -----------------
               within three (3) Banking Days of becoming aware of the existence of any condition or event which constitutes a Default, the Borrower will provide the Agent and each Lender with written notice specifying the nature and period of existence thereof and what action the Borrower is taking or proposes to take with respect thereto.

                            Environmental Matters.
                            ---------------------

               The Borrower and each of its Subsidiaries shall comply with all terms and conditions of all applicable Governmental Approvals and all applicable Environmental Laws, except where failure to comply would not have a Material Adverse Effect.

               The Borrower shall promptly notify the Agent (and the Agent shall promptly thereafter notify the Lenders) should the Borrower become aware of:

     1.1.1.12. any spill, release, or threat of release of any Hazardous Substance at or from any Borrower Group Property or by any Person for whose conduct the Borrower or any Subsidiary thereof are responsible, to the extent the Borrower is required by Environmental Laws to report such to any Governmental Authority;

     1.1.1.13. any action or notice with respect to a civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or threatened against the Borrower or any Subsidiary thereof relating in any way to the Environmental Laws, or any Lien of any Governmental Authority or any other Person against any Borrower Group Property relating in any way to the Environmental Laws;

     1.1.1.14. any claim made or threatened by any Person against the Borrower or any of its Subsidiaries or any property of the Borrower or any of its Subsidiaries thereof relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Substance pertaining to such property or the business or operations of the Borrower or such Subsidiary; and

     1.1.1.15. any occurrence or condition on any real property adjoining any Borrower Group Property known to the officers or supervisory personnel of the Borrower or any of its Subsidiaries or other employees having responsibility for the compliance by the Borrower or any Subsidiary thereof with Environmental Laws, without any independent investigation, which does cause, or could cause, such Borrower Group Property, or any part thereof, to contain Hazardous Substances in violation of any Environmental Laws, or which does cause, or could cause, such Borrower Group Property to be subject to any restrictions on the ownership, occupancy, transferability or use thereof by the Borrower or any of its Subsidiaries.

               The Borrower will, and will cause each of its Subsidiaries to, at their own cost and expense, and within such period as may be required by applicable law or regulation, initiate all remedial actions and thereafter diligently prosecute such action as shall be required by law for the cleanup of such Borrower Group Property, including all removal, containment and remedial actions in accordance with all applicable Environmental Laws (and in all events in a manner reasonably satisfactory to the Majority Lenders) and shall further pay or cause to be paid, at no expense to the Agent or the Lenders, all cleanup, administrative, and enforcement costs of applicable Government Authorities which may be asserted against such Borrower Group Property.

               Taxes and Other Liens.  The Borrower will, and will cause each of
               ---------------------
               its Subsidiaries to, pay when due all taxes, assessments, governmental charges or levies, or claims for labor, supplies, rent and other obligations made against it which, if unpaid, might become a Lien against the Borrower or such Subsidiary or on its property, except liabilities being contested in good faith and by proper proceedings, as to which adequate accruals are maintained on the books of the Borrower or its Subsidiaries, in accordance with GAAP.

               ERISA Information.  If and when the Borrower or any member of the
               -----------------
               Controlled Group (a) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, (b) receives notice of complete or partial withdrawal liability under Title IV of ERISA or (c) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer the Plan, the Borrower shall in each such instance promptly furnish to the Lenders a copy of any such notice.

               Inspection.  The Borrower will permit a representative of the
               ----------
               Agent (including any field examiner or auditor retained by the Agent) to inspect and make copies of the Borrower's books and records, and to discuss their affairs, finances and accounts with their officers and accountants, at such reasonable times and places and as often as the Agent may reasonably request.

                 Certain Obligations Respecting Subsidiaries.
                 -------------------------------------------

               The Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that the Borrower at all times owns (subject only to the Lien of the Security Instruments) all of the issued and outstanding shares of each class of stock of each of its Subsidiaries. Without limiting the generality of the foregoing, the Borrower shall not, and shall not permit any of its Subsidiaries to, sell, transfer or otherwise dispose of any shares of stock in any Subsidiary owned by it, or permit any of its Subsidiaries to issue any shares of stock of any class whatsoever to any Person other than the Borrower. In the event that any such additional shares of stock shall be issued by any Subsidiary of the Borrower, the Borrower agrees forthwith to deliver to the Agent pursuant to the Security Instruments the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and shall take such other action as the Agent shall request to perfect the security interest created therein pursuant to the Security Instruments.

               Promptly (but in any event within thirty (30) days) following the creation of any Subsidiary (other than a shell acquisition subsidiary with little or no assets) of the Borrower following the Closing Date, or the acquisition of any Person by a Borrower or any Subsidiary thereof pursuant to which such Person becomes a direct or indirect Subsidiary of the Borrower, the Borrower (i) shall notify the Agent in writing of the creation or acquisition of such Subsidiary (and the Agent shall promptly thereafter notify the Lenders) and (ii) shall cause such Subsidiary to become a guarantor of the performance of the Obligations and to execute and deliver a Subsidiary Guaranty and a Subsidiary Security Agreement and such other documents, in form and substance satisfactory to the Agent, as the Agent shall reasonably require in order to confirm the authorization and enforceability of such guaranty.

               Promptly (but in any event within thirty (30) days) following the creation of any Subsidiary (other than a shell acquisition subsidiary with little or no assets) of the Borrower following the Closing Date, or the acquisition of any Person by a Borrower or any Subsidiary thereof pursuant to which such Person becomes a direct or indirect Subsidiary of the Borrower, the Borrower shall
               (i) cause such Subsidiary to grant to the Agent for the benefit of the Lenders a security interest in, and a lien on, all right, title and interest of such Subsidiary in and to substantially all the assets of such Subsidiary (except for Excluded Property) and to enter into a Subsidiary Security Agreement in favor of the Agent for the benefit of the Lenders and such other documents, in form and substance satisfactory to the Agent, as the Agent shall reasonably require in order to confirm and perfect the authorization and enforceability of such security interest, and
               (ii) forthwith deliver to the Lenders pursuant to the Security Instruments the certificates evidencing all of the issued and outstanding shares of stock of such Subsidiary, accompanied by undated stock powers executed in blank and take such other action as the Agent shall request to perfect the security interest created therein pursuant to the Security Instruments. The Borrower shall, and shall cause the appropriate Subsidiaries of the Borrower to, promptly (x) execute and deliver to the Agent such number of copies as the Agent may specify of documents creating such Liens, (y) do all other things which may be necessary or which the Agent may reasonably request in order to confer upon and confirm to the Agent the benefits of such security, and (z) deliver such certificates, evidences of corporate action or other documents as the Agent may reasonably request, all in form and substance reasonably satisfactory to the Lenders, relating to the satisfaction of the Borrower's obligations under this Section.

               Further Assurances.  The Borrower will, and will cause each of
               ------------------
               its Subsidiaries to, execute and deliver to the Agent or any Lender any writings and do all things necessary, effectual or reasonably requested by the Agent to carry into effect the provisions and intent of this Agreement or any other Loan Document.

                              Negative Covenants.
                              ------------------

               The Borrower covenants and agrees that for so long as this Agreement is in effect and until the Notes, together with all interest thereon and all other Obligations of the Borrower and the Guarantors to the Lenders are paid or satisfied in full, without the prior written consent of the Majority Lenders:

               Transactions with Affiliates.  Except as permitted by Section 9.8
               ----------------------------
               hereof or as set forth on Schedule A, the Borrower will not, and
                                         ----------
               will not permit any of its Subsidiaries to, directly or indirectly, pay any funds to or for the account of, make any Investment in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, or engage in any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate of the Borrower, unless such transaction is not prohibited by this Agreement, is for reasonable business or tax purposes, is in the ordinary course of the Borrower's or such Subsidiary's business, and is upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary as those that could be obtained in a comparable arm's length transaction with a Person that is not an Affiliate.

                     Consolidation, Merger or Acquisition.
                     ------------------------------------

               Neither the Borrower nor any of its Subsidiaries shall merge or consolidate with or into any other Person, or make any acquisition of the business or assets of any other Person except:
               (i) any Subsidiary of the Borrower may merge into a Borrower or any wholly-owned Subsidiary of a Borrower; (ii) Investments to the extent permitted by Section 9.8 hereof; and (iii) Permitted Acquisitions. For purposes hereof a "Permitted Acquisition" is
                                                     ---------------------
               an acquisition which satisfies the following requirements: (A) if it involves an asset purchase, stock purchase or a merger or consolidation, upon the consummation of which the surviving or acquired party shall be the Borrower or a Subsidiary of the Borrower; (B) at the time of such acquisition and after giving effect thereto no Event of Default shall have occurred and be continuing; and (C) the conditions set forth in Section 9.2(b) hereof shall have been satisfied with respect to the proposed acquisition.

               In addition to the requirements set forth in Section 9.2(a), the following additional conditions must be satisfied with respect to each Permitted Acquisition:

     1.1.1.16. Each company, business or Person to be acquired shall be engaged in the same or a related line of business to the then current businesses conducted by the Borrower and its Subsidiaries and shall have EBITDA with adjustments for certain one-time saving reasonably acceptable to the Agent for the twelve months immediately preceding the proposed acquisition date greater than $1.00;

     1.1.1.17. With respect to any individual proposed acquisition involving aggregate consideration in excess of $1,000,000, the Borrower will submit a pro forma Compliance Certificate to the Agent (which the Agent shall promptly thereafter forward to the Lenders) which shall demonstrate that on a pro forma basis and after giving effect to the proposed acquisition the Borrower will be in compliance with the financial covenants set forth in
               Section 10. hereof;

     1.1.1.18. All necessary consents, approvals, licenses, permissions, registrations or validations of any Governmental Authority or any other Person required for the consummation of the proposed acquisition shall have been obtained and shall be in full force and effect;

     1.1.1.19. With respect to any individual proposed acquisition involving an aggregate acquisition price in excess of $10,000,000 (including assumption of Indebtedness)/1/, such acquisition shall be subject to the review (but not the approval) of the Majority Lenders which review shall be completed within five (5) Banking Days after the Agent and each of the Lenders shall have received copies of the draft acquisition agreement for such proposed acquisition and the financial statements of the entity to be acquired (audited or reviewed to the extent available) provided, however, that the Borrower shall deliver to the Agent and each of the Lenders such additional information or documents as the Agent shall reasonably request, provided that any such additional request shall not extend or delay the running of the aforementioned five (5) Banking Day period; and

     1.1.1.20. Each new Subsidiary of the Borrower formed to make such acquisition and each Person to be acquired which becomes a Subsidiary of the Borrower shall agree to become a guarantor of the Obligations and shall have executed such instruments in connection therewith as the Agent and its counsel shall reasonably request, including without limitation a Subsidiary Guaranty and a Subsidiary Security Agreement.

               Disposition of Assets.  The Borrower shall not convey, sell,
               ---------------------
               lease, transfer or otherwise dispose of any of their property, business or assets (including, without limitation, accounts receivable and leasehold assets), whether now owned or hereafter acquired, except for (i) equipment or other assets sold, leased, assigned or otherwise disposed of in the ordinary course of business; (ii) the sale of inventory in the ordinary course of business and (iii) other assets (excluding accounts receivable which may not be disposed of), provided that the aggregate book
                                              --------
               value of all assets disposed of pursuant to this clause (iii) in any year shall not exceed five percent

_________________________
               /1/ Trade liabilities already excluded from definition of Indebtedness.

               (5%) of the consolidated total assets, determined on a pro forma basis for completed Permitted Acquisitions, of the Borrower as of the end of any such year.

               Indebtedness.  Neither the Borrower nor any of its Subsidiaries
               ------------
               shall create, incur, assume or suffer to exist any Indebtedness, except:

                               the Obligations;

               existing Indebtedness, including Subordinated Debt, if any, listed on Schedule A hereto;
                         ----------

               Capital Lease Obligations in an aggregate amount not to exceed $250,000 at any one time outstanding; provided that after giving
                                                     --------
               effect to the incurrence of any such Capital Lease Obligations, no Default or Event of Default shall have occurred and be continuing;

               Subordinated Debt incurred by the Borrower after the date hereof; provided that, after giving effect to the incurrence of such
               --------
               Subordinated Debt, no Default or Event of Default shall have occurred and be continuing;

               purchase money Indebtedness for the purchase price of equipment and capital assets incurred in the ordinary course of business, provided that such Indebtedness does not exceed $250,000 in
               --------
               principal amount in the aggregate at any time outstanding;

               other Indebtedness that does not exceed an amount equal to 1.5% of Trailing Twelve Month Revenue (not including any other Indebtedness permitted by this Section 9.4); and
                                              -----------

               Indebtedness owing by the Borrower to one of its Subsidiaries or to the Borrower from one of its Subsidiaries.

               Guarantees.  Neither the Borrower or any of its Subsidiaries
               ----------
               shall create, incur or suffer to exist any obligations in respect of Guarantees except for:

                                    the Subsidiary Guaranties;

               existing Guarantees, if any, listed on Schedule A hereto;
                                                      ----------

               Guarantees entered into after the date hereof in connection with Capital Lease Obligations and Indebtedness permitted under
               Section 9.4.

               Guarantees entered into by Borrower whereby it guarantees the performance of any of its Subsidiaries under leases of office space or dental practice space.

               Liens.  Neither the Borrower nor any of its Subsidiaries shall
               -----
               create, incur, assume or suffer to exist any Lien on any of its properties or assets, except the following (collectively, "Permitted Liens"):
                ---------------

               Liens for taxes, fees, assessments and other governmental charges not delinquent or being contested in good faith and by proper proceedings, as to which adequate accruals are maintained on the books of the Borrower in accordance with GAAP;

               carriers', warehousemen's, mechanics', materialmen's, landlord's or similar liens imposed by law incurred in the ordinary course of business in respect of obligations not overdue, or being contested in good faith and by proper proceedings and as to which adequate accruals with respect thereto are maintained on the books of the Borrower in accordance with GAAP;

               pledges or deposits in connection with workers' compensation, unemployment insurance and other types of social security legislation;

               security deposits made to secure the performance of leases, licenses and statutory obligations incurred in the ordinary course of business;

               Liens in favor of the Agent for the benefit of the Lenders;

               existing Liens, if any, listed on Schedule A hereto; provided
                                                 ----------         --------
               that no such Lien is spread to cover any additional property after the date hereof, and that the principal amount of the Indebtedness secured thereby is not increased; and

               Liens securing (i) Indebtedness for the purchase price of property or the refinancing thereof (provided such refinancing does not increase the amount of such Indebtedness) to the extent permitted by Section 9.4(e) or (ii) Indebtedness permitted by
               Sections 9.4(c) or 9.4(f), provided that in each such case (x)
                                          --------
               each such Lien is given solely to secure the purchase price of such property (or the refinancing thereof), does not extend to any other property and is given at the time of acquisition of such property, and (y) the Indebtedness secured thereby does not exceed the lesser of the cost of such property or its fair market value at the time of acquisition.

               Restricted Payments.  Neither the Borrower nor any of its
               -------------------
               Subsidiaries shall declare or make any Restricted Payment, except that (i) the Subsidiaries may declare and make cash dividends to the Borrower and (ii) the Borrower may make payments to Gregory
               A. Serrao for the repurchase of stock of the Borrower held by him pursuant to Section 12 of his Employment and Non-Competition Agreement with the Company dated as of January 8, 1996, provided, however, that the Borrower shall not use proceeds of Revolving Credit Loans to finance any such repurchase and any such repurchase shall have been approved by the Board of Directors of the Borrower.

               Investments.  Subject to the provisions of Section 9.2, neither
               -----------
               the Borrower nor any of its Subsidiaries shall make, maintain or acquire any Investment in any Person other than:

               marketable obligations issued or guaranteed by the United States of America having a maturity of one year or less from the date of purchase;

               certificates of deposit, eurodollar time deposits, commercial paper or any other obligations of any Lender or of any other bank or savings and loan with a minimum capital surplus of $100,000,000, with a maturity of less than one year from the date of such Investment;

               commercial paper with maturities of not more than 90 days having the highest rating then given by Moody's Investors Services, Inc. or Standard & Poor's Corporation;

               repurchase obligations with a term of not more than seven days for underlying securities of the types described in subparagraph
               (a) above entered into with any bank with a minimum capital surplus of $100,000,000;

               shares in money market mutual funds substantially all the assets of which are comprised of securities and other obligations of the types described in subparagraphs (a) through (d) above;

               depository accounts at any Lender;

               stock or obligations issued to the Borrower or any Subsidiary thereof in settlement of claims against others by reason of an event of bankruptcy or a composition or the readjustment of debt or a reorganization of any debtor of the Borrower or such Subsidiary;

               currently existing Investments set forth on Schedule A;
                                                           ----------

               Investments by the Borrower in its Subsidiaries; and

               Investments in stock of publicly traded companies provided that the initial aggregate amount of cash so invested shall not exceed $50,000 in the aggregate.

               ERISA.  The Borrower will not permit any Plan maintained by the
               -----
               Borrower or by any member of the Controlled Group to: (a) engage in any "prohibited transaction" (ERISA (S)2003(c)); (b) fail to report to the Agent a "reportable event" (ERISA (S)4043) within 30 days after its occurrence or as to any reportable event as to which the 30-day notice period requirement of Section 4043(b) of Title IV of ERISA has been waived by the PBGC, within 30 days of such time as the Borrower is requested to notify the PBGC of such reportable event; (c) incur any "accumulated funding deficiency" (ERISA (S)302); (d) terminate its existence at any time in a manner which could result in the imposition of a Lien on the property of the Borrower or any Subsidiary thereof; or (e) fail to report to the Agent any "complete withdrawal" or "partial withdrawal" by the Borrower or an affiliate from a "multiemployer plan" (ERISA (S)(S)4203, 4205, and 4001, respectively). The quoted terms are defined in the respective sections of ERISA cited above.

               Fiscal Year.  The Borrower and its Subsidiaries shall not change
               -----------
               their fiscal year without giving the Agent notice in writing at least forty-five (45) days prior to the effective date of such change and negotiating and reaching agreement with the Majority Lenders as to any changes to the financial covenants set forth in Section 10 as may be occasioned thereby in the reasonable judgment of the Majority Lenders.

                             Financial Covenants.
                             -------------------

               The Borrower covenants and agrees that so long as this Agreement is in effect and until the Notes, together with all interest thereon and all other Obligations of the Borrower to the Lenders are paid or satisfied in full:

               Debt Coverage.  The Borrower will not permit the ratio of Total
               -------------
               Debt to Adjusted EBITDA to exceed 3.0 to 1.0 in each case, as determined at the end of each fiscal quarter for the four quarters then ended.

               Fixed Charges Coverage.  The Borrower will not permit the ratio
               ----------------------
               of Adjusted EBITDA plus Rental Payments to Fixed Charges to be
                                  ----
               less than 1.25 to 1:00 as determined at the end of each fiscal quarter for the four quarters then ended.

               Minimum Net Worth.  The Borrower shall at all times maintain Net
               -----------------
               Worth at the end of any fiscal quarter in an amount of not less than (i) the Net Worth of the Borrower at September 30, 1998 minus (ii) $2,000,000, plus (iii) fifty percent (50%) of
               -----                  ----
               cumulative consolidated Net Income for the period (taken as a single period) from September 30, 1998 through the end of such quarter, provided, that for purposes of this clause (iii) only
                        --------
               positive consolidated Net Income shall be included and any net losses shall be disregarded, plus (iv) one hundred percent (100%)
                                            ----
               of the net proceeds of any public offering by the Borrower of shares of its capital stock.

                              Events of Default.
                              -----------------

               Events of Default.  The occurrence of any of the following events
               -----------------
               shall be an "Event of Default" hereunder:
                            ----------------

               The Borrower shall default (i) in the due and punctual payment of principal of any Loan; or (ii) in the payment of interest on any Loan or in the payment of any other amount due under any Loan Document and such default shall continue for more than five (5) Business Days after such payment was due; or

               Any representation, warranty or statement made herein or any other Loan Document, or in any certificate or statement furnished pursuant to or in connection herewith or therewith, shall prove to be incorrect, misleading or incomplete in any material respect on the date as of which made or deemed made; or

               The Borrower shall default in the performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to Sections 8.1 (but only to the extent such default relates to Regulation U) 8.2, 8.6, 8.10, 9.2, 9.7, 9.9, 9.10, and 10 hereof; or

               The Borrower shall default in the performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the provisions of this Agreement or any other Loan Document (other than those referred to in paragraphs (a) through (c) above) and such default shall continue unremedied for a period of thirty (30) days after the occurrence of such Default; or

               Any obligation of the Borrower or any of its Subsidiaries in respect of any Indebtedness (other than the Notes) or any Guarantee, including, without limitation, any Indebtedness owing to the Agent or any Lender, which involves an aggregate amount in excess of $500,000 shall be declared to be or shall become due and payable prior to the stated maturity thereof and shall not be paid, or such Indebtedness or Guarantee shall not be paid as and when the same becomes due and payable, or there shall occur and be continuing any default under any instrument, agreement or evidence of indebtedness relating to any such Indebtedness the effect of which is to permit the holder or holders of such instrument, agreement or evidence of indebtedness, or a trustee, agent or other representative on behalf of such holder or holders, to cause such Indebtedness to become due prior to its stated maturity and shall not be paid; or

               The Borrower or any of its Subsidiaries thereof shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

               A proceeding or case shall be commenced, without the application or consent of the Borrower or any of its Subsidiaries in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or any of its Subsidiaries or of all or any substantial part of its assets, or (iii) similar relief in respect of the Borrower or any of its Subsidiaries under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or an order for relief against the Borrower or any of its Subsidiaries shall be entered in an involuntary case under the Bankruptcy Code; or

               A judgment or judgments for the payment of money in excess of $500,000 (net of insurance proceeds) in the aggregate shall be rendered against the Borrower or any of its Subsidiaries and any such judgment or judgments shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof; or

               The Borrower or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $500,000 which it is obligated to pay to the PBGC or to a Plan under Title IV of ERISA; or a notice of intent to terminate a Plan or Plans having aggregate Unfunded Liabilities in excess of $500,000 shall be filed under Title IV of ERISA by the Borrower or any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against the Borrower or any member of the Controlled Group to enforce Sections 515 or 4219(c)(5) of ERISA; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or there shall occur a complete or partial withdrawal form, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause the Borrower or one or more members of the Controlled Group to incur a current payment obligation in excess of $500,000; or

               Pension plans maintained by the Borrower or any member of the Funding Standard Controlled Group or to which the Borrower or any member of the Funding Standard Controlled Group is obligated to contribute shall incur in the aggregate an "accumulated funding deficiency", within the meaning of Section 302 of ERISA, in excess of $500,000, or

               Any Security Instrument shall cease for any reason to be in full force and effect or shall cease to be effective to grant a perfected security interest in a material portion of the Collateral described in such Security Instrument with the priority stated to be granted thereby;

               Any Significant Subsidiary shall revoke its Subsidiary Guaranty or any Subsidiary Guaranty or Subsidiary Security Document to which a Significant Subsidiary is a party shall cease for any reason to be in full force and effect; or

               The individuals serving as Chief Executive Officer and Chief Financial Officer of the Borrower on the Closing Date shall both cease, for any reason (including, without limitation, resignation, removal or death), to be executive officers of the Borrower within any six month period, unless successors reasonably acceptable to the Majority Lenders replace such individuals within a reasonable period of time after they shall have ceased to serve.

               Remedies Upon an Event of Default.  If any Event of Default shall
               ---------------------------------
               have occurred and be continuing, the Agent may (and, if directed by Majority Lenders, shall) by notice (a) declare the Commitments terminated (whereupon the Commitments shall be terminated) and/or
               (b) declare the principal amount then outstanding of, and the accrued interest on, the

               Loans and commitment fees and all other amounts payable hereunder and under the Notes to be forthwith due and payable, whereupon such amounts shall be and become immediately due and payable, without further notice (including, without limitation, notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower; provided that in the case of the occurrence of
                                --------
               an Event of Default with respect to the Borrower referred to in clauses (f) and (g) of Section 11.1, the Commitments shall be automatically terminated and the principal amount then outstanding of, and the accrued interest on, the Loans and commitment fees and all other amounts payable hereunder and under the Notes shall be and become automatically and immediately due and payable, without notice (including, without limitation, notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

                          The Agent And The Co-Agent.
                          --------------------------

                      Appointment, Powers and Immunities.
                      ----------------------------------

               Each Lender and the Issuing Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto.

               Each Lender and the Issuing Bank hereby irrevocably appoints and authorizes the Co-Agent to act as its co-agent hereunder and under the other Loan Documents. Each Lender and the Issuing Bank irrevocably authorizes the Co-Agent to take such action on behalf of each of the Lenders and the Issuing Bank and to exercise all such powers as are expressly delegated to such Co-Agent hereunder and in the other Loan Documents and all related documents or by the Agent, together with such other powers as are reasonably incidental thereto. The Co-Agent shall not have any duties or responsibilities or any fiduciary relationship with the Agent, any Lender or Issuing Bank except as expressly set forth in this Agreement. All references hereunder to the rights and obligations of the Agent shall also be deemed to apply to the Co-Agent to the extent that the duties or actions of the Agent to which such rights or obligations relate have been delegated by the Agent to the Co-Agent.

               The Agent and the Co-Agent (which terms as used in this Section 12 shall include reference to their Affiliates and their own and their Affiliates' officers, directors, employees and agents):
               (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Lender; (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Majority Lenders, and (d) shall not be responsible for any action taken or omitted to be taken by them hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for their own gross negligence or willful misconduct. The Agent and the Co-Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

               Reliance.  The Agent and the Co-Agent shall be entitled to rely
               --------
               upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by them to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent or the Co-Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent and the Co-Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Majority Lenders (or if required by Section 13.1 hereof, by all of the
                                          ------------
               Lenders), and such instructions of the Majority Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

               Defaults.  The Agent and the Co-Agent shall not be deemed to have
               --------
               knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans) unless the Agent or the Co-Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event the Co-Agent receives such a notice of the occurrence of a Default, it shall give prompt notice thereof to the Agent. In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Agent shall (subject to
               Section 12.7 hereof) take such action with respect to such
               ------------
               Default as shall be directed by the Majority Lenders (or if required by Section 13.1 hereof, by all of the Lenders), provided
                           ------------                                 --------
               that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders.

               Rights as a Lender.  Subject to the provisions of Section 4.6(b),
               ------------------
               with respect to their Commitments and the Loans made by them, Fleet and BankBoston, N.A. in their capacities as Lenders hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though they were not acting as the Agent or the Co-Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Fleet and BankBoston, N.A. in their individual capacities. The Agent or the Co-Agent may (without having to account therefor to any Lender) accept deposits from, lend money to and the Co-Agent generally engage in any kind of banking, trust or other business with the Borrower (and any of their Affiliates) as if they were not acting as the Agent and the Co-Agent, and the Agent and the Co-Agent may accept fees and other consideration from the Borrower (in addition to the agency fees and arrangement fees heretofore agreed to between the Borrower and the Agent and Co-Agent) for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

               Events.  The Lenders agree to indemnify the Agent and the Co-
               ------
               Agent (to the extent not reimbursed under Section 13.5 hereof),
                                                         ------------
               but without limiting the obligations of the Borrower under said
               Section 13.5, ratably in accordance with their respective
               ------------
               Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent and the Co-Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Borrower is obligated to pay under Section
                                                                     -------
               13.5 hereof but excluding, unless a Default has occurred and is
               ----
               continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any
                                --------
               of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified and provided further that nothing in this Section 12.5 shall
                   -------- -------                      ------------
               require any Lender to reimburse the Agent and the Co-Agent for internal overhead.

               Non-Reliance on Agent or the Co-Agent and Other Lenders.  Each
               -------------------------------------------------------
               Lender agrees that it has, independently and without reliance on the Agent and the Co-Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or the Co-Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent and the Co-Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the performance or observance by the Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent and the Co-Agent hereunder or the other Loan Documents, the Agent and the Co-Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of the Agent and the Co-Agent.

               Failure to Act.  Except for action expressly required of the
               --------------
               Agent or the Co-Agent hereunder and under the other Loan Documents, the Agent and the Co-Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Lenders of their indemnification obligations under Section
                                                                      -------
               12.5 hereof against any and all liability and expense which may
               ----
               be incurred by it by reason of taking or continuing to take any such action.

               Removal of Agent or Co-Agent.  Subject to the appointment and
               ----------------------------
               acceptance of a successor Agent or Co-Agent as provided below, the Agent or Co-Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such removal the Majority Lenders shall have the right to appoint a successor Agent or Co-Agent reasonably acceptable to the Borrower (and, in the case of a successor Co-Agent, reasonably acceptable to the Agent). If no successor Agent or Co-Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the Majority Lenders' removal of the retiring Agent or Co-Agent (the "Notice Date"), then the
                                                    -----------
               retiring Agent or Co- Agent may, on behalf of the Lenders, appoint a successor Agent or Co-Agent reasonably acceptable to the Borrower (and, in the case of successor Co-Agent, reasonably acceptable to the Agent). Any successor Agent or Co-Agent shall be (i) a Lender or (ii) if no Lender has accepted such appointment within 30 days after the Notice Date, a bank which has an office in Boston, Massachusetts with a combined capital and surplus of at least $200,000,000. Upon the acceptance of any appointment as Agent or Co-Agent hereunder by a successor Agent or Co-Agent, such successor Agent or Co-Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent or Co-Agent, and the retiring Agent or Co-Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent or Co-Agent's removal hereunder as Agent or Co-Agent, the provisions of this Section 12 shall continue in effect for its benefit in
                    ----------
               respect of any actions taken or omitted to be taken by it while it was acting as the Agent or Co-Agent. The Agent or Co-Agent may upon notice thereof to the Borrower and the Lenders, but subject to the prior written consent of the Borrower, resign, in which case the procedures for appointing a successor Agent or Co-Agent set forth in this Section 12.8 shall be followed as though the Agent or Co-Agent had been removed by the Majority Lenders.

               Collateral Sub-Agents.  Each Lender by its execution and delivery
               ---------------------
               of this Agreement agrees, as contemplated by the Security Instruments, that, in the event it shall hold any Liquid Investments referred to therein, such Liquid Investments shall be held in the name and under the control of such Lender and such Lender shall hold such Liquid Investments as a collateral sub-agent for the Agent thereunder.

                                   General.
                                   -------

               Amendments, Etc.  No amendment or waiver of any provision of this
               ---------------
               Agreement, the Notes, or any other Loan Document nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment,
                                                     --------
               waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (i) increase any Commitment of any of the Lenders or subject the Lenders to any additional obligations; (ii) reduce the principal of, or interest on, any Loan or fees hereunder; (iii) postpone any date fixed for any payment of principal of, or interest on, any Loan, or fee hereunder; (iv) change the percentage of any of the Commitments or of the aggregate unpaid principal amount of any of the Loans, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Agreement; (v) change any provision contained in Sections 2.1, 4.12, through
                                                 -------- ---  ----
               4.19, 13.5 or this Section 13.1 hereof; (vi) release any
               ----  ----         ------------
               substantial portion of the security for the Obligations of the Borrower under this Agreement or any Note, except for dispositions permitted under Sections 5.2 or 9.3 or release any Guarantor of any of its respective obligations under the Guarantors' Documents; (vii) modify the definition of "Majority Lenders" as set forth in Section 1.1; or (viii) in those
                                        -----------
               provisions where consent or approval by the Majority Lenders is required, eliminate the requirement of such consent or approval. Notwithstanding anything in this Section 13.1 to the contrary, no
                                                ------------
               amendment, waiver or consent shall be made with respect to
               Section 12 without the consent of the Agent.  Upon receipt of an
               ----------
               affidavit of an officer of Agent as to the loss, theft, destruction or mutilation of any Note or any other security document which is not of public record and in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of any such Note or other Loan Document, Borrower will issue, in lieu thereof, a replacement Note or other Loan Document in the same principal amount thereof (to the extent applicable) and otherwise of like tenor.

               Notices, Etc.  Unless otherwise specified herein, all notices
               ------------
               hereunder to any party hereto shall be in writing and shall be deemed to have been given when delivered by hand, or when sent by electronic facsimile transmission or by telex, answer back received, or on the first Banking Day after delivery to any overnight delivery service, freight pre-paid, or three days after being sent by certified or registered mail, return receipt requested, postage pre-paid, and addressed to such party at its address indicated on Schedule 2 hereto; or at any other address
                                   -----------
               specified by such party in writing except that notices to the Agent pursuant to Section 4 shall not be effective until received by the Agent.

               No Waiver; Remedies.  No failure on the part of the Agent or the
               -------------------
               Lenders to exercise, and no delay in exercising, any right hereunder, under the Notes or under any of the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder, under the Notes or under any of the other Loan Documents preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                               Right of Set-off.
                               ----------------

               Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Notes, irrespective of whether or not such Lender shall have made any demand hereunder.

               Each Lender agrees promptly to notify the Borrower, the Agent and the other Lenders after any such set-off and application, provided that the failure to give such notice shall not affect
               --------
               the validity of such set-off and application. The rights of the Lenders under this Section 13.4 are in addition to other rights
                                  ------------
               and remedies (including, without limitation, other rights of set-off) which the Lenders may have.

                          Expenses; Indemnification.
                          -------------------------

               The Borrower shall pay on demand (i) any and all reasonable expenses incurred by the Agent in connection with the syndication of the Revolving Credit Loans; (ii) all out-of-pocket costs and expenses of the Agent in connection with the administration of this Agreement and the other Loan Documents, and any waiver or amendment of any provision hereof or thereof, including without limitation, the reasonable fees and disbursements of counsel for the Agent; and (iii) if any Default or Event of Default occurs, all reasonable costs and expenses incurred by the Agent and the Lenders, including the reasonable fees and disbursements of counsel to the Agent and the Lenders, and of any field examiners, auditors, appraisers, environmental engineers or consultants, or investment banking firms retained by the Agent and the Lenders in connection with such Event of Default or collection, bankruptcy, insolvency and other enforcement proceedings related thereto.
               The Borrower agrees to pay, indemnify and hold the Agent and the Lenders harmless from, any and all recording and filing fees, and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise or other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of or the consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement or the other Loan Documents, or any documents delivered pursuant hereto or thereto.

               The Borrower agree to indemnify the Agent and the Lenders and their respective officers and directors and hold the Agent and the Lenders and their respective officers and directors harmless from and against any and all liabilities, losses, damages, reasonable costs and expenses of any kind

               (including, without limitation, the reasonable fees and disbursements of counsel for the Agent and each Lender in connection with any investigative, administrative or judicial proceeding initiated by a third party, whether or not the Agent or any Lender shall be designated a party thereto) which may be incurred by the Agent or any Lender, relating to or arising out of this Agreement or any other Loan Document, or the existence of any Hazardous Substance on, in, or under any Borrower Group Property, or any violation of any applicable Environmental Laws for which the Borrower or any Subsidiary thereof has any liability or which occurs upon any Borrower Group Property, or the imposition of any Lien under any Environmental Laws, provided
                                                                        --------
               that neither the Agent nor any Lender shall not have the right to be indemnified hereunder for its own bad faith, gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

               The agreements in this Section 13.5 shall survive the repayment
                                      ------------
               of the Notes, and all other amounts payable under this Agreement and the other Loan Documents.

                            Successors and Assigns.
                            ----------------------

               This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that the Borrower may not assign its rights or obligations hereunder or under the Notes without the prior written consent of all of the Lenders.

               Each Lender shall have the right with the consent of the Agent and the Borrower (which consent in each case shall not be unreasonably withheld or delayed) to assign at any time any portion of its Commitment hereunder and its interests in the risk relating to any Revolving Credit Loans and Letter of Credit participations in an amount equal to or greater than $5,000,000 to other Lenders or to banks or financial institutions acceptable to the Agent (each an "Assignee"), provided that any Lender which
                                      --------    --------
               proposes to assign less than its total Commitment must retain a Commitment of at least $5,000,000. Each Assignee shall execute and deliver to the Agent and the Borrower a counterpart joinder in the form of Exhibit G hereto and shall pay to the Agent,
                              ---------
               solely for the account of the Agent, an assignment fee of $3,500. Upon the execution and delivery of such counterpart joinder, (a) such Assignee shall, on the date and to the extent provided in such counterpart joinder, become a "Lender" party to this Agreement and the other Loan Documents for all purposes of this Agreement and the other Loan Documents and shall have all rights and obligations of a "Lender" with a Commitment as set forth in such counterpart joinder, and the transferor Lender shall, on the date and to the extent provided in such counterpart joinder, be released prospectively from its obligations hereunder and under the other Loan Documents to a corresponding extent (and, in the case of an assignment covering all of the remaining portion of an assigning Lender's rights and obligations under this Agreement, such transferor shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 13.5 and to any interest or fees accrued for its account hereunder and not yet paid); (b) the assigning Lender shall promptly surrender its Notes to the Agent for cancellation and delivery to the Borrower, provided that if the assigning Lender has retained any Commitment, the Borrower shall execute and deliver to the Agent for delivery to such assigning Lender new Notes in the aggregate amount of the assigning Lender's retained Commitment; (c) the Borrower shall issue to the Assignee such Notes in the aggregate amount of such Assignee's Commitment dated the Closing Date or such other date as may be specified by such Assignee; (d) this Agreement shall be deemed appropriately amended to reflect (i) the status of such Assignee as a party hereto and (ii) the status and rights of the Lenders hereunder; and (e) the Borrower shall take such action as the Agent may reasonably request to perfect or maintain the perfection of any security interests contemplated by this Agreement or any other Loan Document in favor of the Agent or Lenders, including any Assignee which becomes a party to this Agreement.

               If the Assignee, or any Participant pursuant to Section 13.6(d) hereof, is organized under the laws of a jurisdiction other than the United States or any state thereof, such Assignee shall execute and deliver to the Borrower, simultaneously with or prior to such Assignee's execution and delivery of the counterpart joinder described above in Section 13.6(b) and such Participant shall execute and deliver to the Lender granting the participation, a United States Internal Revenue Service Form 4224 or Form 1001 (or any successor form), appropriately completed, wherein such Assignee or Participant claims entitlement to complete exemption from United States Federal Withholding Tax on all interest payments hereunder and all fees payable pursuant to any of the Loan Documents. The Borrower shall not be required to pay any increased amount to any Assignee or other Lender on account of taxes to the extent such taxes would not have been payable if the Assignee or Participant had furnished the Forms referenced in this Section 13.6(b) unless the failure to furnish such a Form results from (i) any act of or failure to act by any of the Borrower or (ii) the adoption of or change in any law, rule, regulation or guideline affecting such Assignee or Participant occurring (y) after the date on which any such Assignee executes and delivers the counterpart joinder and complies with all other applicable provisions of Section 13.6(b) or (z) after the date a Participant is granted its participation.

               Each Lender shall have the right, with the consent of the Agent (which consent shall not be unreasonably withheld or delayed), to grant participations, each in an amount equal to or greater than $5,000,000 to one or more banks or other financial institutions (each a "Participant") in all or any part of any Loans and Letter
                        -----------
               of Credit participations owing to such Lender and the Notes held by such Lender. Notwithstanding the foregoing, any participation granted by a Lender to an Affiliate of the granting Lender shall not be subject to either the consent of the Agent or the minimum participation amount. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents, provided that the documents evidencing any such participation may
               --------
               provide that, except with the consent of such Participant, such Lender will not consent to (a) the reduction in or forgiveness of the stated principal of or rate of interest on or commitment fee with respect to the portion of any Revolving Credit Loan subject to such participation, (b) the extension or postponement of any stated date fixed for payment of principal or interest or commitment fee with respect to the portion of any Revolving

               Credit Loan subject to such participation, or (c) the waiver or reduction of any right to indemnification of such Lender hereunder. Notwithstanding the foregoing, no participation shall operate to increase the total Commitments hereunder or otherwise alter the substantive terms of this Agreement. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of such Notes for all purposes under this Agreement and the Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Notwithstanding anything to the contrary contained herein, the Borrower agrees that provisions of Sections
               4.10 and 4.12 through 4.19 shall inure to the benefit of each Participant, and each Lender may enforce such provisions on behalf of any of its Participants; provided, however, in no event
                                                  --------
               shall the Borrower be required to pay to the Participants of a Lender and such Lender, in the aggregate, any amounts in excess of the total amount they would otherwise be obligated to pay to such Lender under the applicable section referred above had such Lender not granted participations pursuant to this Section 13.6(d).

               Each Lender may furnish any information concerning the Borrower, its Subsidiaries and any other Loan Party in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), provided, that such Lender shall require any such prospective or actual assignee or participant to maintain the confidentiality requirements of Section 13.15. Notwithstanding any other provision of this Section 13.6, Fleet agrees for the benefit of
                                 ------------
               the Borrower to retain for its own account a principal amount of the Loans and a portion of the Revolving Credit Commitment equal in the aggregate to at least 50% of the principal amount from time to time outstanding of the Loans and of the Revolving Credit Commitment.

               Severability.  Any provision of this Agreement which is
               ------------
               prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

               GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
               -------------
               CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REGARD TO CONFLICTS OF LAWS RULES).

               WAIVER OF JURY TRIAL.  THE AGENT, THE LENDERS AND THE BORROWER
               --------------------
               KNOWINGLY, VOLUNTARILY AND INTENTIONALLY AGREE THAT NONE OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN

               ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES, ANY RELATED DOCUMENTS OR INSTRUMENTS, ANY COLLATERAL OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS OR STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE AGENT, THE LENDERS AND THE BORROWER, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE AGENT, THE LENDERS NOR THE BORROWER HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. THE BORROWER'S AGREEMENT TO THE FOREGOING CONSTITUTES A MATERIAL INDUCEMENT FOR THE AGENT, AND THE LENDERS TO ENTER INTO THIS AGREEMENT, FOR THE LENDERS TO MAKE THE LOANS AND FOR THE ISSUING BANK TO ISSUE LETTERS OF CREDIT.

               VENUE, CONSENT TO SERVICE OF PROCESS.  THE BORROWER ACCEPT FOR
               ------------------------------------
               THEMSELVES AND IN CONNECTION WITH THEIR PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT OR PROCEEDING OF ANY KIND AGAINST THEM WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT, THE NOTES, ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IRREVOCABLY AGREE TO BE BOUND BY ANY FINAL JUDGMENT RENDERED BY ANY SUCH COURT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN WHICH THEY SHALL HAVE BEEN SERVED WITH PROCESS IN THE MANNER HEREINAFTER PROVIDED, SUBJECT TO EXERCISE AND EXHAUSTION OF ALL RIGHTS OF APPEAL AND TO THE EXTENT THAT THEY MAY LAWFULLY DO SO, WAIVE AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN SUCH ACTION, SUIT OR PROCEEDING ANY CLAIMS THAT THEY ARE NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THEIR PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND AGREE THAT PROCESS MAY BE SERVED UPON THEM IN ANY SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED BY CHAPTER 223A OF THE GENERAL LAWS OF MASSACHUSETTS, RULE 4 OF THE MASSACHUSETTS RULES OF CIVIL PROCEDURE OR RULE 4 OF THE FEDERAL RULES OF CIVIL PROCEDURE.

               Additional Lenders.  The Borrower, each of the Lenders and the
               ------------------
               Agent may at any time agree to add one or more lenders to this agreement pursuant to an instrument in writing specifying such new lender's "commitments" (and the reduction in commitments of the existing Lenders as a result thereof) in such manner as the Borrower, each of the Lenders and the Agent shall agree. Upon the execution of such instrument (and the satisfaction of such conditions and other terms as shall therein be specified) such additional lender or lenders shall be deemed a "lender" or "lenders" for the purposes of this agreement and shall enjoy all rights and assume all obligations on the part of the Lenders set forth in this agreement, and the Lenders whose commitments are then being reduced shall be released from their commitments to the extent of such reduction.

               Pledge.  Any Lender may at any time pledge all or any portion of
               ------
               its rights under the Agreement including any portion of any of the Notes to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C.
               Section 341. No such pledge or enforcement thereof shall release Fleet from its obligations under any of the Loan Documents.

               Headings.  Section headings in this Agreement are included herein
               --------
               for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

               Counterparts.  This Agreement may be signed in one or more
               ------------
               counterparts each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

               Confidentiality.  The Agent and each Lender and participant will
               ---------------
               keep confidential all Confidential Information (as defined below) and will not, without the Borrower's consent, disclose the same to any person other than to directors, officers, employees, agents or other representatives (including attorneys, accountants and financial advisers) of the Agent or any Lender or prospective Lender or any of their respective Affiliate and other than to any governmental agency or authority in accordance with applicable laws, rules or regulations or to any other third party as such Lender may deem reasonably necessary in connection with or in response to a subpoena, order, decree, notice of discovery or ruling which has been or on its face purports to have been issued, filed or served under authority of any court, tribunal, arbitration board, commission or similar entity in connection with any case or pending matter. As used herein, the term "Confidential Information" shall mean only information prepared by the Borrower and furnished to the Lenders or obtained by the Lenders hereunder which consists of financial statements and projections of the Borrower, the Borrower's form of management agreement, business plan, and documents with respect to acquisitions by the Borrower or which is identified as confidential and which (i) is not ascertainable or obtained from public or published information or (ii) is not known or does not become known to the public (other than through a breach by the Lenders of this Section).

               Amendment and Restatement.  This Agreement amends and restates in
               -------------------------
               its entirety the Original Credit Agreement. This Agreement and the other Loan Documents express the entire understanding of the parties with respect to the transactions contemplated hereby, except for the letter agreement dated August 5, 1998 between the Borrower and the Agent with respect to fees payable to the Agent, which letter agreement shall continue in full force and effect and shall not be superseded by any of the Loan Documents.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal and delivered by their respective officers thereunto duly authorized as of the date first above written.

                    AMERICAN DENTAL PARTNERS, INC.


                    By:  /s/ Ronald M. Levenson
                         -------------------------
                    Name:  Ronald M. Levenson
                    Title: Chief Financial Officer


                    FLEET NATIONAL BANK, Individually and as Agent


                    By: /s/ Ginger Stolzenthaler
                        --------------------------
                    Ginger C. Stolzenthaler
                    Senior Vice President.


                    BANKBOSTON, N.A., Individually and as Co-Agent


                    By: /s/ Timothy G. Clifford
                        --------------------------
                    Name:  Timothy G. Clifford
                    Title: Director


                    U.S. BANK NATIONAL ASSOCIATION


                    By: /s/ Brian C. O'Neill
                        --------------------------
                    Name:  Brian C. O'Neill
                    Title: Vice President